                                                                  Exhibit 4.b.1

--------------------------------------------------------------------------------

                             ROCKWELL COLLINS, INC.

                                       AND

                                 CITIBANK, N.A.,
                                   as Trustee

                            -------------------------

                                    INDENTURE

                                   Dated as of
                                November 1, 2001

                            -------------------------

                             Senior Debt Securities


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...........1
     Section 1.01.   Definitions...............................................1
     Section 1.02.   Compliance Certificates and Opinions.....................13
     Section 1.03.   Form of Documents Delivered to Trustee...................14
     Section 1.04.   Acts of Securityholders..................................15
     Section 1.05.   Notices, etc., to Trustee and Company....................17
     Section 1.06.   Notices to Securityholders; Waiver.......................17
     Section 1.07.   Conflict with Trust Indenture Act........................18
     Section 1.08.   Effect of Headings and Table of Contents.................18
     Section 1.09.   Successors and Assigns...................................19
     Section 1.10.   Separability Clause......................................19
     Section 1.11.   Benefits of Indenture....................................19
     Section 1.12.   Governing Law............................................19
     Section 1.13.   Payments Due on Non-Business Days........................19

ARTICLE TWO  FORMS OF SECURITIES..............................................19
     Section 2.01.   Forms Generally..........................................19
     Section 2.02.   Form of Trustee's Certificate of Authentication..........20
     Section 2.03.   Global Securities........................................20

ARTICLE THREE  THE SECURITIES.................................................21
     Section 3.01.   Amount Unlimited; Issuable in Series.....................21
     Section 3.02.   Denominations............................................26
     Section 3.03.   Execution, Authentication, Delivery and Dating...........27
     Section 3.04.   Temporary Securities.....................................29
     Section 3.05.   Registration, Registration of Transfer and Exchange......32
     Section 3.06.   Mutilated, Destroyed, Lost and Stolen Securities.........37
     Section 3.07.   Payment of Interest; Interest Rights Preserved;
                     Optional Interest Reset .................................38
     Section 3.08.   Persons Deemed Owners....................................42
     Section 3.09.   Cancellation.............................................42
     Section 3.10.   Currency and Manner of Payments in Respect of
                     Securities...............................................43
     Section 3.11.   Appointment and Resignation of Successor Exchange
                     Rate Agent...............................................47
     Section 3.12.   Optional Extension of Maturity...........................48
     Section 3.13.   CUSIP Numbers............................................49

ARTICLE FOUR  SATISFACTION AND DISCHARGE......................................49
     Section 4.01.   Satisfaction and Discharge of Indenture..................49
     Section 4.02.   Application of Trust Money...............................51
     Section 4.03.   Defeasance and Discharge of Securities of any Series.....52

ARTICLE FIVE  REMEDIES........................................................54
     Section 5.01.   Events of Default........................................54
     Section 5.02.   Acceleration of Maturity; Rescission and Annulment.......55
     Section 5.03.   Collection of Indebtedness and Suits for
                     Enforcement by Trustee...................................56
     Section 5.04.   Trustee May File Proofs of Claim.........................57
     Section 5.05.   Trustee May Enforce Claims Without Possession of
                     Securities or Coupons ...................................58
     Section 5.06.   Application of Money Collected...........................58
     Section 5.07.   Limitation on Suits......................................59
     Section 5.08.   Unconditional Right of Securityholders to
                     Receive Principal, Premium and Interest and to
                     Convert Securities ..................................... 59
     Section 5.09.   Restoration of Rights and Remedies.......................60
     Section 5.10.   Rights and Remedies Cumulative...........................60
     Section 5.11.   Delay or Omission Not Waiver.............................60
     Section 5.12.   Control by Securityholders...............................60
     Section 5.13.   Waiver of Past Defaults..................................61
     Section 5.14.   Undertaking for Costs....................................61
     Section 5.15.   Waiver of Stay or Extension Laws.........................62
     Section 5.16.   Judgment Currency........................................62

ARTICLE SIX  THE TRUSTEE......................................................63
     Section 6.01.   Certain Duties and Responsibilities......................63
     Section 6.02.   Notice of Default........................................64
     Section 6.03.   Certain Rights of Trustee................................64
     Section 6.04.   Not Responsible for Recitals or Issuance of
                     Securities.............................................. 66
     Section 6.05.   May Hold Securities......................................66
     Section 6.06.   Money Held in Trust......................................66
     Section 6.07.   Compensation and Reimbursement...........................66
     Section 6.08.   Disqualification; Conflicting Interests..................67
     Section 6.09.   Corporate Trustee Required; Eligibility..................67
     Section 6.10.   Resignation and Removal; Appointment of Successor........67
     Section 6.11.   Acceptance of Appointment by Successor...................69

     Section 6.12.   Merger, Conversion, Consolidation or Succession
                     to Business of Trustee ..................................70
     Section 6.13.   Preferential Collection of Claims Against Company........71
     Section 6.14.   Appointment of Authenticating Agent......................71

ARTICLE SEVEN  SECURITYHOLDERS LIST AND REPORTS BY TRUSTEE AND COMPANY........73
     Section 7.01.   Company to Furnish Trustee Names and Addresses
                     of Securityholders ......................................73
     Section 7.02.   Preservation of Information; Communications to
                     Securityholders..........................................73
     Section 7.03.   Reports by Trustee.......................................74
     Section 7.04.   Reports by Company.......................................75

ARTICLE EIGHT  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER..................76
     Section 8.01.   Company May Consolidate, etc., Only on Certain Terms.....76
     Section 8.02.   Successor Corporation Substituted........................76
     Section 8.03.   Securities to be Secured in Certain Events...............76

ARTICLE NINE  SUPPLEMENTAL INDENTURES.........................................77
     Section 9.01.   Supplemental Indentures Without Consent of
                     Securityholders..........................................77
     Section 9.02.   Supplemental Indentures with Consent of
                     Securityholders..........................................78
     Section 9.03.   Execution of Supplemental Indentures.....................79
     Section 9.04.   Effect of Supplemental Indentures........................80
     Section 9.05.   Conformity with Trust Indenture Act......................80
     Section 9.06.   Reference in Securities to Supplemental Indentures.......80

ARTICLE TEN  COVENANTS........................................................80
     Section 10.01.  Payment of Principal, Premium and Interest...............80
     Section 10.02.  Maintenance of Offices or Agencies.......................81
     Section 10.03.  Money for Securities Payments to be Held in Trust........82
     Section 10.04.  Statement as to Compliance...............................84
     Section 10.05.  Limitations on Liens.....................................84
     Section 10.06.  Limitations on Sale and Lease-Back.......................87
     Section 10.07.  Limitations on Change in Subsidiary Status...............88
     Section 10.08.  Waiver of Covenants......................................89
     Section 10.09.  Defeasance of Certain Obligations........................89
     Section 10.10.  Additional Amounts.......................................90

     Section 10.11.  Calculation of Original Issue Discount...................91

ARTICLE ELEVEN  REDEMPTION OF SECURITIES......................................92
     Section 11.01.  Right of Redemption......................................92
     Section 11.02.  Applicability of Article.................................92
     Section 11.03.  Election to Redeem; Notice to Trustee....................92
     Section 11.04.  Selection by Trustee of Securities to be Redeemed........92
     Section 11.05.  Notice of Redemption.....................................93
     Section 11.06.  Deposit of Redemption Price..............................94
     Section 11.07.  Securities Payable on Redemption Date....................94
     Section 11.08.  Securities Redeemed in Part..............................95

ARTICLE TWELVE  SINKING FUNDS.................................................95
     Section 12.01.  Applicability of Article.................................95
     Section 12.02.  Satisfaction of Sinking Fund Payments with Securities....96
     Section 12.03.  Redemption of Securities for Sinking Fund................96

ARTICLE THIRTEEN  MEETINGS OF HOLDERS OF SECURITIES...........................97
     Section 13.01.  Purposes for Which Meetings May Be Called................97
     Section 13.02.  Call, Notice and Place of Meetings.......................97
     Section 13.03.  Persons Entitled to Vote at Meetings.....................97
     Section 13.04.  Quorum; Action...........................................98
     Section 13.05.  Determination of Voting Rights; Conduct and
                     Adjournment of Meetings .................................99
     Section 13.06.  Counting Votes and Recording Action of Meetings.........100

ARTICLE FOURTEEN  REPAYMENT AT THE OPTION OF HOLDERS.........................100
     Section 14.01.  Applicability of Article................................100
     Section 14.02.  Repayment of Securities.................................100
     Section 14.03.  Exercise of Option; Notice..............................101
     Section 14.04.  Election of Repayment by Remarketing Entities...........102
     Section 14.05.  Securities Payable on the Repayment Date................102

ARTICLE FIFTEEN  IMMUNITY OF INCORPORATORS, SHAREOWNERS,
                 OFFICERS AND DIRECTORS......................................103
     Section 15.01.  Exemption from Individual Liability.....................103

ARTICLE SIXTEEN  CONVERSION..................................................103
     Section 16.01.  Conversion of Securities................................103

    TABLE SHOWING REFLECTION IN THE INDENTURE OF CERTAIN PROVISIONS OF TRUST
                             INDENTURE ACT OF 1939*

TIA                                     Indenture Section

Section 310(a)(1)..................      6.09
         (a)(2)....................      6.09
         (a)(3)....................      Not Applicable
         (a)(4)....................      Not Applicable
         (a)(5)....................      Not Applicable
         (b).......................      6.08
         (c).......................      Not Applicable
Section 311(a).....................      6.13
         (b).......................      6.13
         (c).......................      Not Applicable
Section 312(a).....................      7.01, 7.02(a)
         (b).......................      7.02(b)
         (c).......................      7.02(c)
Section 313(a).....................      7.03
         (b).......................      7.03
         (c).......................      7.03
         (d).......................      7.03
Section 314(a).....................      7.04
         (b).......................      Not Applicable
         (c)(1)....................      1.02
         (c)(2)....................      1.02
         (c)(3)....................      Not Applicable
         (d).......................      Not Applicable
         (e).......................      1.02
Section 315(a).....................      6.01(a), 6.01(c)
         (b).......................      6.02, 7.03
         (c).......................      6.01(b)


--------
* This Table is not part of the Indenture.

TIA                                      Indenture Section

         (d).......................      6.01
         (d)(1)....................      6.01(a)
         (d)(2)....................      6.01(c)(2)
         (d)(3)....................      6.01(c)(3)
         (e).......................      5.14
Section 316(a).....................      1.01 ("Outstanding")
         (a)(1)(A).................      5.12
         (a)(1)(B).................      5.13
         (a)(2)....................      Not Applicable
         (b).......................      5.08
         (c).......................      1.04(f)
Section 317(a)(1)..................      5.03
         (a)(2)....................      5.04
         (b).......................      10.03
Section 318(a).....................      1.07

           INDENTURE dated as of November 1, 2001 between ROCKWELL COLLINS, INC., a Delaware corporation (hereinafter called the "Company") having its principal office at 400 Collins Road NE, Cedar Rapids, Iowa 52498, and CITIBANK, N.A., a national banking association, as trustee (hereinafter called the "Trustee") having its principal corporate trust office at 111 Wall Street, 14th Floor, New York, New York 10005.

                             RECITALS OF THE COMPANY

           The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance hereunder from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

           All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

           Section 1.01.Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (1) the term "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01;

           (2) all references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

           (3) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

           (4) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

           (5) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

           (6) certain terms, used principally in Article Three, are defined in that Article; and

           (7)    the following terms shall have the following meanings:

           "Act" when used with respect to any Securityholder has the meaning specified in Section 1.04.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver Securities.

           "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.

           "Bearer Security" means any Security that is not a Registered
      Security.

           "Board of Directors" means the Board of Directors of the Company or any committee of that Board duly authorized to act for it hereunder.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Day" when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

           "capital stock" means stock of any class of a corporation.

           "Clearstream" means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

           "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

           "Common Stock" means the Common Stock of the Company.

           "Company" means the corporation named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this instrument, and thereafter "Company" shall mean such successor corporation.

           "Company Request", "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by its Chief Executive Officer, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary, or an Assistant Secretary, and delivered to the Trustee.

           "Consolidated Funded Debt" means the Funded Debt of the Company and its Restricted Subsidiaries, as consolidated and determined in accordance with generally accepted accounting principles.

           "Conversion Agent" has the meaning set forth in Section 16.01(b).

           "Conversion Date" has the meaning specified in Section 3.10(d).

           "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any Currency unit (or composite Currency) other than the ECU for the purposes for which it was established.

           "corporation" includes corporations, associations, companies and business trusts.

           "coupon" means any interest coupon appertaining to a Security.

           "Currency" means any currency or currencies, composite currency or composite currencies, or currency unit or currency units, including, without limitation, the ECU, issued by the government of one or more countries or by any recognized confederation or association of such governments.

           "Defaulted Interest" has the meaning specified in Section 3.07(a).

           "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a Global Security, the Person designated as Depositary by the Company pursuant to Section 3.01 until a successor Depositary shall have become such as provided pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person which is then a Depositary hereunder with respect to any Securities of such series. If at any time there is more than one such Person which is then a Depositary with respect to the Securities of any series, "Depositary" as used with respect to any Securities of such series shall mean each Person which is then a Depositary with respect to such Securities.

           "Designated Currency" has the meaning specified in Section 5.16.

           "Dollar" or "$" means a dollar or other equivalent unit in such coin or Currency of the United States as at the time shall be legal tender for the payment of public and private debts.

           "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

           "Euroclear" means Euroclear Bank S.A./N.V., or any successor thereof, as operator of the Euroclear System.

           "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

           "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

           "Event of Default" has the meaning specified in Article Five.

           "Exchange Date" has the meaning specified in Section 3.04(b).

           "Exchange Rate Agent" means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 3.01, a New York Clearing House bank, designated pursuant to Section 3.01 or Section 3.11.

           "Exchange Rate Officer's Certificate" means a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section
      3.02 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the Treasurer, any Vice President or any Assistant Treasurer of the Company.

           "Foreign Currency" means any Currency other than Currency of the United States.

           "Funded Debt" of any corporation means, at any date of computation, all indebtedness for money borrowed of such corporation which by its terms matures more than 12 months after such date or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after such date; provided, however, that (i) Funded Debt shall include all obligations in respect of lease rentals which, under generally accepted accounting principles, appear on a balance sheet of the obligor as a liability item other than a current liability, (ii) in the case of the Company, Funded Debt shall not include Subordinated Debt, and
      (iii) outstanding preferred stock of a Restricted Subsidiary that is not owned by the Company or a Wholly-owned Restricted Subsidiary shall be deemed to constitute a principal amount of Funded Debt equal to the par value or involuntary liquidation value, whichever amount is higher, of such preferred stock.

           "Global Security" means, with respect to any series of Securities issued hereunder, a Security, which may be a Registered Security or a Bearer Security, executed by the Company and authenticated and delivered by the Trustee pursuant to Section 3.03, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or a portion thereof having the same terms, including, without limitation, the same date or dates on which principal is due, the same interest rate or method of determining interest and, in the case of Original Issue Discount Securities, the same issue price (except that such Outstanding Securities of such series or portion thereof need not have the same issue date) and which shall be a temporary Global Security or a Permanent Global Security.

           "Holder" or "Securityholder" when used with respect to a Registered Security, means the Person in whose name such Security is registered on the Security Register and, when used with respect to a Bearer Security, means the bearer thereof and when used with respect to any coupon, means the bearer thereof.

           "indebtedness" of any corporation shall include all indebtedness, as determined in accordance with generally accepted accounting principles, created, incurred or assumed by such corporation or guaranteed by such corporation or indebtedness for which it is otherwise liable (such as by agreement to purchase indebtedness of, or to supply funds to or invest in, others), all amounts owing by such corporation under purchase money mortgages or other purchase money liens or conditional sale or other title retention agreements, and all indebtedness secured by any mortgage, security interest, pledge, lien or encumbrance upon property owned by such corporation, even though such corporation has not assumed or become liable for the payment of such indebtedness; provided, that, in computing the "indebtedness" of any corporation, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness, and thereafter such money and evidences of indebtedness so deposited shall not be included in any computation of the assets of such corporation.

           "Indexed Security" means a Security as to which all or certain interest payments and/or the principal amount payable at Maturity are determined by reference to prices, changes in prices, or differences between prices, or Securities or Currencies as specified pursuant to
      Section 3.01.

           "interest" when used with respect to a non-interest bearing Security means interest payable after Maturity.

           "Interest Payment Date" with respect to any Security means the Stated Maturity of an installment of interest on such Security.

           "mandatory sinking fund payment" has the meaning specified in Section 12.01.

           "Market Exchange Rate" means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, (i) for any conversion involving a Currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant Currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 3.01, in the event of the unavailability of any of the exchange rates provided for in the foregoing Clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or any other principal market for such Currency or Currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency or Currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency or Currency unit shall be that upon which a nonresident issuer of securities designated in such Currency or Currency unit would purchase such Currency or Currency unit in order to make payments in respect of such securities.

           "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

           "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

           "Opinion of Counsel" means a written opinion of legal counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company.

           "optional sinking fund payment" has the meaning specified in Section 12.01.

           "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
      Section 5.02.

           "Outstanding" when used with respect to Securities of any series means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with Section 4.01; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities as to which defeasance has been effected pursuant to Section 4.03; and

                  (iv) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

      provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (b) the principal amount of a Security denominated in a Foreign Currency or Currencies that shall be deemed to be Outstanding for such purposes shall be the Dollar equivalent of the principal amount (or, in the case of a Security that is an Original Issue Discount Security or Indexed Security, the principal amount deemed to be Outstanding pursuant to Clause (a) above or Clause (c) below of this proviso) of such Security (or, as the case may be, any Predecessor Security) determined upon original issuance thereof as provided pursuant to Section 3.01(3) with respect to the Securities of such series, (c) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance unless otherwise provided with respect to such Security pursuant to Section 3.01 and (d) Securities of such series owned by the Company or any other obligor upon such Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or such other obligor.

           "Paying Agent" means any Person authorized by the Company (which may include the Company) to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

           "Permanent Global Security" means a permanent Global Security representing Securities of a series or a portion thereof.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability entity, trust, unincorporated organization or government or any agency, political subdivision or instrumentality thereof or any other entity.

           "Place of Payment" means a city or any political subdivision thereof designated as such as provided in Section 3.01.

           "Predecessor Securities" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

           "preferred stock" as applied to the stock of any corporation means any class of stock of such corporation which has a preference in respect of dividends or other distributions of assets, or in respect of amounts payable in the event of any voluntary or involuntary liquidation, dissolution and winding up of such corporation, over any class of stock of such corporation.

           "Principal Property" means any real property (including buildings and other improvements) of the Company or any Restricted Subsidiary whether currently owned or hereafter acquired (other than any property hereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or for purposes of developing a cogeneration facility or a small power production facility as such terms are defined in the Public Utility Regulatory Policies Act of 1978, as amended) which (i) has, at any date of determination, a book value in excess of 5% of Shareowners' Equity and (ii) in the opinion of the Board of Directors is of material importance to the total business conducted by the Company and its Restricted Subsidiaries as a whole.

           "Redemption Date" when used with respect to any Security to be redeemed means the date fixed for such redemption pursuant to this Indenture.

           "Redemption Price" when used with respect to any Security to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

           "Registered Security" means any Security registered on the Security Register.

           "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as provided in Section 3.01.

           "Remarketing Entity" when used with respect to Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity means any person designated by the Company to purchase any such Securities.

           "Repayment Date" when used with respect to any Security to be repaid upon exercise of an option for repayment by the Holder means the date fixed for such repayment pursuant to this Indenture.

           "Repayment Price" when used with respect to any Security to be repaid upon exercise of an option for repayment by the Holder means the price at which it is to be repaid pursuant to this Indenture.

           "Responsible Officer" when used with respect to the Trustee means any vice-president (however titled), any trust officer or assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

           "Sale and Lease-Back Transaction" has the meaning specified in
      Section 10.06.

           "Secured Debt" means indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary, or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary. The amount of Secured Debt at any time outstanding shall be the amount then owing thereon by the Company or a Restricted Subsidiary.

           "Securities" has the meaning stated in the second paragraph of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

           "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

           "Shareowners' Equity" means, at any date of computation, the aggregate of capital stock, capital surplus and earned surplus, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and its Restricted Subsidiaries, as consolidated and determined in accordance with generally accepted accounting principles.

           "Special Record Date" for the payment of any Defaulted Interest means the date fixed by the Trustee pursuant to Section 3.07.

           "Stated Maturity" when used with respect to any Security or any installment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

           "Subordinated Debt" means any unsecured indebtedness of the Company which: (1) has a final maturity subsequent to the latest final Maturity of the Outstanding Securities of any series; (2) does not provide for mandatory payment or retirement prior to said date, whether by means of serial maturities or sinking fund or other analogous provisions or plan, fixed or contingent, requiring, or which on the happening of a contingency may require, the payment or retirement of such indebtedness in amounts which as of any particular time would aggregate more than such portion of the original principal amount thereof as is obtained by multiplying such original principal amount by a fraction the numerator of which shall be the number of months elapsed from the date of creation of such indebtedness to such time and the denominator of which shall be the number of months from the date of creation thereof to the final maturity thereof; and (3) is expressly made subordinate and junior in right of payment to the Securities and such other indebtedness of the Company (except other Subordinated Debt) as may be specified in the instruments evidencing the Subordinated Debt or the indenture or other similar instrument under which it is issued (which indenture or other instrument shall be binding on all holders of such Subordinated Debt).

           "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

           "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

           "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as otherwise provided in Section 9.05.

           "United States" means the United States of America (including the District of Columbia) and its possessions and territories and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

           "United States Alien" means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

           "Unrestricted Subsidiary" means (a) any Subsidiary which, in accordance with the provisions of this Indenture, has been designated by the Company as an Unrestricted Subsidiary, unless and until such Subsidiary shall, in accordance with the provisions of this Indenture, be designated by the Company as a Restricted Subsidiary; and (b) any corporation of which any one or more Unrestricted Subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

           "Valuation Date" has the meaning specified in Section 3.10(c).

           "Wholly-owned Restricted Subsidiary" means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors' qualifying shares, and all of the Funded Debt of which, shall at the time be owned by the Company or by one or more Wholly-owned Restricted Subsidiaries, or by the Company in conjunction with one or more Wholly-owned Restricted Subsidiaries.

           "Yield to Maturity" when used with respect to an Original Issue Discount Security means the yield to Maturity on such Security calculated at the time of issuance thereof, or, if applicable, at the most recent redetermination of interest on such Security, and calculated in accordance with either the constant interest method or such other accepted financial practice as is specified in the terms of such Security established pursuant to Section 3.01.

           Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

           Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, or, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, independent public accountants, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           Section 1.04. Acts of Securityholders.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing. If Securities of a series are issuable in whole or in part as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may, alternatively, be embodied in and evidenced by the record of Securityholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Securityholders duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instrument or instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Securityholders shall be proved in the manner provided in Section 13.06.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by (i) the affidavit of a witness of such execution or by (ii) the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

           (c) The ownership of Registered Securities shall be proved by the Security Register.

           (d) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities in the amount and with the serial numbers therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until
(1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Company and the Trustee deem sufficient.

           (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every subsequent Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered or omitted to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

           (f) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that, no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

           Section 1.05. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its principal corporate trust office, or

           (2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

           Section 1.06. Notices to Securityholders; Waiver. Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) (a) to Holders of Registered Securities, if in writing and mailed, first-class, postage prepaid, to each Holder of Registered Securities affected by such event, at such Holder's address as it appears on the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice and (b) except as otherwise specified with respect to any Securities pursuant to Section 3.01, to Holders of Bearer Securities, if published in an Authorized Newspaper in the City of New York and, if the Securities of such series are then listed on the London Stock Exchange Limited and such stock exchange shall so require, in London, and, if the Securities of such series are then listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg, and, if the Securities of such series are then listed on any other stock exchange outside the United States and such stock exchange shall so require, in any other required city outside the United States or, if not practicable, in Europe, on a Business Day at least twice, the first such publication to be not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication.

           In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner prescribed herein shall be conclusively deemed to have been given to such Holder whether or not received by such Holder. In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible or impracticable to give notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notification to Holders for every purpose hereunder.

           Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

           In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible or impracticable to make publication of any notice to Holders of Bearer Securities in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification to Holders of Bearer Securities as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice. Neither the failure to give notice by publication, nor any defect in any notice so given, to any particular Holder of a Bearer Security as provided herein shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice given to Holders of Registered Securities as provided herein.

           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

           Section 1.07. Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of TIA, such required or deemed included provision shall control.

           Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

           Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

           Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities of any series or in any coupons appertaining thereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities or in any coupons appertaining thereto, express or implied, shall give to any Person, other than the parties hereto, any Authentication Agent, any Paying Agent, any Security Registrar and their successors hereunder and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

           Section 1.12. Governing Law. This Indenture and the Securities and any coupons appertaining thereto shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of law principles.

           Section 1.13. Payments Due on Non-Business Days. If any Stated Maturity, Redemption Date, Repayment Date, Interest Payment Date or other day on which payment of any principal, premium or interest is required to be made in respect of a Security of any series shall not be a Business Day with respect to the Securities of such series, then (notwithstanding any other provision of this Indenture or of such Security or any coupon appertaining thereto) payment of the principal (and premium, if any) and interest, if any, otherwise due in respect of such Security need not be made at such Stated Maturity or on such Redemption Date, Repayment Date, Interest Payment Date or other day, as the case may be, but may be made on the next succeeding Business Day with the same force and effect as if made at such Stated Maturity or on such Redemption Date, Repayment Date, Interest Payment Date or other day, as the case may be, and no interest shall accrue for the period from and after such Stated Maturity, Redemption Date, Repayment Date, Interest Payment Date or other day, as the case may be.

                                  ARTICLE TWO

                               FORMS OF SECURITIES

           Section 2.01. Forms Generally. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and the coupons, if any, appertaining thereto shall be in substantially the form or forms (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution (and set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in such Board Resolution, in an Officers' Certificate as to such establishment) or in one or more supplemental indentures hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

           The Securities of each series shall be issuable as Registered Securities without coupons or as Bearer Securities with or without coupons. Unless otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, Bearer Securities (other than Global Securities) will have coupons attached and Bearer Securities that are Global Securities will not have coupons attached. Registered Securities and Bearer Securities of a series may, to the extent specified with respect to the Securities of such series, as contemplated by Section 3.01, be issued as Global Securities.

           The definitive Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and coupons, as evidenced by their execution of such Securities and coupons.

           Section 2.02. Form of Trustee's Certificate of Authentication.

           The Trustee's Certificate of Authentication on all Securities shall be substantially in the following form:

                         "CERTIFICATE OF AUTHENTICATION

           This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            Citibank, N.A., as Trustee

                                            By  _______________________________
                                                   Authorized Signatory

                                            Dated:  ___________________________"

           Section 2.03. Global Securities. If the Securities of or within a series are issuable as a Global Security, such Global Security may provide that it shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent Outstanding Securities of such series from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, other than a change in the terms of the Global Security, shall be in writing but need not comply with
Section 1.02 and need not be accompanied by an Opinion of Counsel.

           Unless otherwise provided with respect to the Securities of any series in accordance with Section 3.01, payment of principal of (and premium, if any, on) a Permanent Global Security of such series in bearer form shall be made by the Depositary to each of Euroclear and Clearstream with respect to the portion of such Permanent Global Security held for each of their respective accounts by the Depositary. Each of Euroclear and Clearstream will in such circumstances credit the payment of principal (or premium, if any) received by it in respect of such Permanent Global Security to the accounts of the beneficial owners thereof. Payment of interest, if any, on such Permanent Global Security shall be made as provided in Section 3.07.

           The provisions of the last sentence of the last paragraph of Section
3.03 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the last paragraph of Section 3.03.

           Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a Permanent Global Security (i) in the case of a Permanent Global Security in registered form, the Holder of such Permanent Global Security in registered form, or (ii) in the case of a Permanent Global Security in bearer form, Euroclear or Clearstream.

                                 ARTICLE THREE

                                 THE SECURITIES

           Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

           The Securities may be issued at any time and from time to time in one or more series. There shall be established, at the Company's option, (i) in or pursuant to one or more Board Resolutions and set forth in an Officers' Certificate or (ii) in one or more supplemental indentures hereto, in each case, prior to the issuance of Securities of any series, any or all of the following, as applicable:

           (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

           (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06,
      11.08 or 14.03 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

           (3) if the Securities of the series are not denominated in Dollars, the Foreign Currency or Foreign Currencies in which such Securities are denominated, the manner in which the Dollar equivalent of the principal amount of each such Security is to be determined upon original issuance and, if any payment of principal of (or premium, if any) or interest, if any, on or any other amount in respect of the Securities of the series is not payable in Dollars, the Foreign Currency or Foreign Currencies in which such payment shall be payable and the particular provisions applicable thereto;

           (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of (and premium, if any, on) the Securities of the series is payable;

           (5) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined and the manner of computing interest, if any, if other than as specified in the last paragraph of Section 3.07;

           (6) the place or places where, subject to Section 10.02, the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and where notices to Holders pursuant to Section 1.06 will be published;

           (7) the period or periods within which, the price or prices at which, the Foreign Currency or Foreign Currencies, if any, in which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

           (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the Foreign Currency or Foreign Currencies, if any, in which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

           (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Registered Securities of the series shall be issuable; and the denominations in which Bearer Securities of such series shall be issuable if other than $10,000 and any integral multiple thereof;

           (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
      Section 5.02 or the method by which such portion shall be determined;

           (11) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether Bearer Securities of the series are to be issuable with or without coupons or both, whether and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series, if other than as provided herein, and, in the case of Bearer Securities (or any temporary Global Security representing the same), the date as of which such Bearer Securities shall be dated if other than the date of original issuance of the first Security of such series of like tenor and term to be issued;

           (12) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities and, in such case, the Depositary for such Global Security or Securities, whether such global form shall be permanent or temporary and, if so, whether beneficial owners of interests in any such Permanent Global Security may exchange such interests for Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in this Article Three, and, if applicable, the Exchange Date;

           (13) whether and under what circumstances, and the terms and conditions on which, the Company will pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and whether the Company will have the option to redeem such Securities rather than pay such additional amounts or to redeem such Securities in the event of the imposition of any certification, documentation, information or other reporting requirement and, if so, under what circumstances and the terms and conditions on which the Company may exercise such option;

           (14) if the amount of payments of principal of (or premium, if any) or interest, if any, on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

           (15) the Person to whom interest, if any, on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, the manner in which, or the Person to whom, interest, if any, on any Bearer Security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

           (16) any additions to or changes in any Events of Default or covenants set forth herein with respect to the Securities of the series;

           (17) the application, if any, of Section 4.03 or Section 10.09 to the Securities of the series;

           (18)    the designation of the initial Exchange Rate Agent, if any;

           (19) if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

           (20) the Trustee with respect to the series, if other than the Trustee named in this Indenture and the identity of each Authenticating Agent, Security Registrar and/or Paying Agent, if other than the Trustee; and

            (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

            All Securities of any one series and the coupons, if any, appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such supplemental indenture hereto. Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different Redemption Dates or Repayment Dates and may be denominated in different Currencies or payable in different Currencies.

            Prior to the issuance of Securities of any series the Trustee shall have received and (subject to Section 6.01) shall be fully protected in relying upon:

            (a) the Board Resolution, Officers' Certificate or supplemental indenture hereto establishing the form of the Securities of the series pursuant to Section 2.01 and the terms of the Securities of the series pursuant to this Section;

            (b)   an Officers' Certificate; and

            (c)   an Opinion of Counsel stating:

                  (i) that the form or forms of the Securities of the series and any coupons appertaining thereto has been established by or pursuant to a Board Resolution or by a supplemental indenture hereto as provided by Section 2.01 in conformity with the provisions of this Indenture;

                  (ii) that the terms of the Securities of the series and any coupons appertaining thereto have been established by or pursuant to a Board Resolution or by a supplemental indenture hereto as provided by this Section in conformity with the provisions of this Indenture;

                  (iii) that the Securities of the series and the coupons, if any, appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities denominated other than in Dollars (or a Foreign Currency or Currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments in Foreign Currencies or Currency units or payments outside the United States; and

                  (iv) that all laws and requirements in respect of the execution and delivery by the Company of the Securities of the series and the coupons, if any, appertaining thereto have been complied with and that authentication and delivery of the Securities of the series and any coupons appertaining thereto by the Trustee will not violate the terms of the Indenture.

            The Trustee shall have the right to decline to authenticate and deliver any Securities of such series and the coupons, if any, appertaining thereto

            (i) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

            (ii) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors or trustees and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any outstanding series of Securities; or

            (iii) if the issue of the Securities of such series pursuant to this Indenture will affect the Trustee's own rights, duties and immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

            Notwithstanding the provisions of this Section 3.01 and Section 3.03, if all the Securities of any series are not to be originally issued at one time, it shall not be necessary to deliver any Board Resolution, Officers' Certificate or Opinion of Counsel otherwise required pursuant to this Section or
Section 3.03, prior to or at the time of authentication of each Security of such series if such documents are delivered prior to or at the time of authentication upon original issuance of the first Security of such series to be issued.

            Section 3.02. Denominations. Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Security for such series approved or established pursuant to Section 2.01 or in the Officers' Certificate or supplemental indenture delivered pursuant to
Section 3.01. In the absence of any
specification with respect to the Securities of any series, the Registered Securities of such series, if any (other than Registered Securities in global form, which may be in any denomination), shall be issuable in denominations of $1,000 and any integral multiples thereof and the Bearer Securities of such series, if any (other than Bearer Securities in global form, which may be in any denomination), shall be issuable in denominations of $10,000 and any integral multiple thereof.

     Section 3.03. Execution, Authentication, Delivery and Dating. The Securities and coupons, if any, shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President in each case under its corporate seal reproduced thereon, which corporate seal may be attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities or coupons may be manual or facsimile and may be imprinted or otherwise reproduced on the Securities or coupons. The corporate seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities or the coupons. Notwithstanding the foregoing, any temporary Global Security may be executed on behalf of the Company as provided herein without any necessity of being under its corporate seal as aforesaid.

            Securities and coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or coupons or did not hold such offices at the date of such Securities or coupons.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that, unless otherwise specified with respect to any series of Securities pursuant to
Section 3.01, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate substantially in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 3.01, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Global Security or any Permanent Global Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Global Security or Permanent Global Security and this Indenture. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or indenture supplemental hereto relating to the Securities of such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to date of issue, Stated Maturity, rate of interest, if any, and date from which interest, if any, shall accrue as determined by the Company as contemplated by Section 3.01. In authenticating and delivering such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel as provided in Section 3.01.

            If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and Section 3.04, if and to the extent applicable, and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in permanent or temporary form that (i) shall represent and shall be denominated in an aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

            Unless otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, each Person designated pursuant to
Section 3.01 as a Depositary for a Global Security in registered form, at the time of its designation and at all times while it serves as Depositary, shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

            Each Registered Security (including a Global Security) shall be dated the date of its authentication. Each Bearer Security of a series (including a Global Security) shall be dated as of the date of original issuance of the first Security of such series to be issued except as otherwise established in or pursuant to the Board Resolution or indenture supplemental hereto referred to in Section 3.01 relating to the Securities of such series.

            No Security or coupon, if any, appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 3.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons, if any, for interest then matured have been detached and cancelled.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in
Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            Section 3.04. Temporary Securities.

            (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, either as Registered Securities without coupons, or, if authorized, as Bearer Securities with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of any series of Securities, such temporary Securities may be issued as a temporary Global Security representing such of the Outstanding Securities of such series as shall be specified therein.

            If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay but, in the case of Securities initially represented by a temporary Global Security, in any event not later than the applicable Exchange Date. Except in the case of temporary Global Securities (which shall, except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01, be exchanged in accordance with the provisions of Subsection (b) of this Section), after the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section
10.02 at a Place of Payment with respect to Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of a like Stated Maturity, with like terms and provisions, and in the case of Bearer Securities, having attached thereto any appropriate coupons; provided, however, that, unless otherwise specified with respect to the Securities of such series pursuant to Section 3.01, no definitive Bearer Security shall be delivered in exchange for a temporary

Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03, this Section 3.04 and
Section 3.05. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and with like terms and conditions authenticated and delivered hereunder, except as otherwise specified with respect to the Securities of such series pursuant to Section 3.01 or as provided in Subsection
(b) of this Section as to payment of interest, if any.

            (b) Unless otherwise provided in or pursuant to a Board Resolution or supplemental indenture, this Section 3.04(b) shall govern the exchange of temporary Securities issued in global form. If temporary Securities of any series are issued in global form, any such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a Depositary, for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

            Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each substantially in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 3.01; and provided, further, that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 3.03, this Section 3.04 and Section 3.05.

            Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate substantially in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the officers of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

            Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in substantially the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 3.01), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in substantially the form set forth as Exhibit A-1 to this Indenture (or in such other form as my be established pursuant to Section 3.01). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of Section 3.03(b) and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange

Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of 2 years after such Interest Payment Date in order to be repaid to the Company.

            Section 3.05. Registration, Registration of Transfer and Exchange. With respect to each series of Securities which are Registered Securities, the Company shall cause to be kept at one of the offices or agencies maintained by the Company pursuant to Section 10.02, a register (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities of such series and the registration of transfers of Registered Securities of such series. Said office or agency is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities of such series and transfers of Registered Securities of such series as herein provided. The Company may from time to time change the place at which the Security Register shall be kept. The Trustee shall have the right to examine the Security Register for each series at any time during normal business hours.

            Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in a Place of Payment for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of such series of any authorized denominations, of like tenor and terms and aggregate principal amount.

            At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of such series of any authorized denominations, of like tenor and terms and aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Securityholder making the exchange is entitled to receive. Unless otherwise specified pursuant to Section 3.01, Bearer Securities may not be issued in exchange for Registered Securities.

            At the option of the Holder, Registered Securities or Bearer Securities of any series may be issued in exchange for Bearer Securities (except as otherwise specified as contemplated by Section 3.01 with respect to a Bearer Security in global form) of the same series, of any authorized denominations and of like tenor and terms and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency with all unmatured coupons and all matured coupons in default appertaining thereto. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor and terms after the close of business at such office or agency of (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

            Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any Permanent Global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a Permanent Global Security is entitled to exchange such interest for definitive Securities of such series, as specified with respect to the Securities of such series pursuant to Section 3.01 and provided that any applicable notice provided in the Permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such Permanent Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Permanent

Global Security shall be surrendered by the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver in accordance with instructions from the applicable depositary (including instructions as to the registration of Registered Securities), in exchange for each portion of such Permanent Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Permanent Global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof or shall, if the Securities of such series are issuable only as Registered Securities or only as Bearer Securities, be definitive Registered Securities or definitive Bearer Securities, as the case may be; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date, if the Security for which exchange is requested may be among those selected for redemption; and provided, further, that no Bearer Security delivered in exchange for a portion of a Permanent Global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a Permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Permanent Global Security is payable in accordance with the provisions of this Indenture.

            Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee.

            If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under the fifth paragraph of Section 3.03, the Company shall appoint a successor Depositary for the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 3.01 shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series of like tenor and terms and in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

            The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series of like tenor and terms and in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

            If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

            (a) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denominations as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

            (b) to such Depositary a new Global Security of like tenor and terms and in an aggregate principal amount equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

            In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities (a) in definitive registered form in authorized denominations, if the Securities of such series are issuable as Registered Securities, (b) in definitive bearer form in authorized denominations, with coupons attached, if the Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, as shall be specified by the beneficial owner thereof, if the Securities of such series are issuable in either form; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Global Security unless the Company or its agent shall have received from the Person entitled to receive the definitive Bearer Security a certificate substantially in the form set forth in Exhibit A-1 and, if applicable, A-2 hereto; and provided, further, that delivery of a Bearer Security shall occur only outside the United States; and provided, further, that no definitive Bearer Security will be issued if the Company has reason to know that any such certificate is false.

            All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Registered Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or the Holder's attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges or conversions of Securities expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

            The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series to be redeemed for a period beginning at the opening of business 15 days before (A) if Securities of such series are issuable only as Registered Securities, the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing and (B) if Securities of such series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if earlier, and if Securities of such series are also issuable as Registered Securities and there is no publication, the day of the mailing of the relevant notice of redemption and in either case ending at the close of business on the day of such publication or mailing, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of such Registered Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of like tenor and terms of that series, provided, that, such Registered Security shall be simultaneously surrendered for redemption.

            Notwithstanding anything herein to the contrary, the exchange of Bearer Securities into Registered Securities shall be subject to applicable laws and regulations in effect at the time of exchange; none of the Company, the Trustee or the Security Registrar shall exchange any Bearer Securities into Registered Securities if it has received an Opinion of Counsel that as a result of such exchanges the Company would suffer adverse consequences under the United States Federal income tax laws and regulations then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such exchanges thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Orders to the Security Registrar.

            Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon is surrendered to a Paying Agent outside the United States or in the case of a Registered Security, to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and their agents harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange therefor (together with all appurtenant coupons not destroyed, lost or stolen) a new Security of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding with coupons corresponding to any coupons appertaining to such mutilated, destroyed, lost or stolen Security; provided, that, any such Bearer Security will be delivered only in compliance with Sections 3.03, 3.04 and 3.05, as applicable.

            In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Security or to the Security to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and their agents harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security or coupon and the ownership thereof; provided, however, that the principal of (and premium, if any) and interest, if any, on Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by
Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

            Upon the issuance of any new Security or coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security of such series or in exchange for any mutilated Security of such series, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

            Section 3.07. Payment of Interest; Interest Rights Preserved; Optional Interest Reset.

            (a) Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest, if any, on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 10.02; provided, however, that each installment of interest, if any, on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee inside the United States.

            Unless otherwise provided with respect to the Securities of any series in accordance with Section 3.01, payment of interest, if any, may be made, in the case of a Bearer Security, at the Holder's option by (i) check in the Currency designated for such payment pursuant to the terms of the Bearer Security presented or mailed to an address outside the United States or (ii) transfer to an account in such Currency maintained by the payee with a bank located outside the United States.

            Unless otherwise provided with respect to the Securities of any series in accordance with Section 3.01, every Permanent Global Security of such series will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such Permanent Global Security held for its account by the Depositary or other depositary. Each of Euroclear and Clearstream will in such circumstances credit the interest, if any, received by it in respect of such Permanent Global Security to the accounts of the beneficial owners thereof.

            Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except, if applicable, as provided in Sections 3.10(b), 3.10(d) and 3.10(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (a "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of Registered Securities of such series at such Holder's address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

            (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

            (b) The provisions of this Section 3.07(b) may be made applicable to any series of Securities pursuant to Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.01). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an "Optional Reset Date"). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of any such Security a notice (the "Reset Notice") indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset

Date to the next Optional Reset Date or, if there is not such next Optional Reset Date, to the Stated Maturity of such Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

            Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of any such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

            The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day before such Optional Reset Date.

            (c)   Subject to the foregoing provisions of this Section 3.07 and
Section 3.05, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

            Section 3.08. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Registered Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 3.05 and 3.07) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

            Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

            Section 3.09. Cancellation. All Securities and coupons surrendered for payment, registration of transfer, exchange, conversion, redemption or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder or any coupon previously delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the

Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of by the Trustee in its customary manner and the Trustee shall, if requested by the Company, deliver a certificate of such disposal to the Company, unless by a Company Order the Company shall direct the cancelled Securities to be returned to it. In the case of any temporary Global Security, which shall be destroyed if the entire aggregate principal amount of the Securities represented thereby has been exchanged, the certificate of such destruction shall state that all certificates required pursuant to Section 3.04, substantially in the form of Exhibit A-2, to be given by Euroclear or Clearstream, have been duly presented to the Trustee by Euroclear or Clearstream, as the case may be. Permanent Global Securities shall not be cancelled until exchanged in full for other Permanent Global Securities or definitive Securities or until payment thereof is made in full.

            Section 3.10. Currency and Manner of Payments in Respect of Securities.

            (a) Unless otherwise specified with respect to any Securities pursuant to Section 3.01, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph
(d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section may be modified or superseded with respect to any Securities pursuant to Section 3.01.

            (b) It may be provided pursuant to Section 3.01 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable form established pursuant to Section 3.01, not later than the close of business on the Election Date (as defined below) immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or

Section 10.09 or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 3.10(a). The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such written election.

            (c) If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01, then, unless otherwise specified pursuant to Section 3.01, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying the Currency or Currencies in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.01, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency or Currencies amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above. Such amounts shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the "Valuation Date") immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

            (d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the "Conversion Date"), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to
Section 3.01, the Dollar amount to be paid by the Company to the Trustee for each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a Currency unit, the Dollar Equivalent (as defined below) of the

Foreign Currency or, in the case of a Currency unit, the Dollar Equivalent of the Currency unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

            (e) Unless otherwise specified pursuant to Section 3.01, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section.

            (f) "Dollar Equivalent" when used with respect to any Foreign Currency shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

            (g) "Dollar Equivalent" when used with respect to any Currency unit shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount (as defined below) of each Component Currency (as defined below) into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

            (h) For purposes of this Section, the following terms shall have the following meanings:

            A "Component Currency" shall mean any Currency which, on the Conversion Date, was a component Currency of the relevant Currency unit, including, but not limited to, the ECU.

            A "Specified Amount" of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant Currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single Currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more Currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more Currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division, and such amounts shall thereafter be Specified Amounts and such Currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant Currency unit, including, but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such Currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

            "Election Date" shall mean the Regular Record Date for the applicable series of Registered Securities or at least 16 days prior to Maturity, as the case may be, or such other prior date for any series of Registered Securities as specified pursuant to Section 3.01 by which the written election referred to in Section 3.10(b) may be made.

            All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

            In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.06 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to the ECU or any other Currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section
1.06 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 1.06 to the affected Holders).

            The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

            Section 3.11. Appointment and Resignation of Successor Exchange Rate Agent.

            (a) Unless otherwise specified pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.01 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Foreign Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 3.10.

            (b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

            (c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 3.01, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).

            Section 3.12. Optional Extension of Maturity. The provisions of this
Section 3.12 may be made applicable to any series of Securities pursuant to
Section 3.01 (with such modifications, additions or substitutions as may be specified pursuant to Section 3.01). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the "Original Stated Maturity"). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 1.06, to the Holder of any such Security not later than 40 days prior to the Original Stated Maturity a notice provided to the Trustee by the Company (the "Extension Notice") indicating (i) the election of the Company to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

            Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1.06, notice of such higher interest rate to the Holder of any such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

            If the Company extends the Stated Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder must follow the procedures set forth in Article Fourteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

            Section 3.13. CUSIP Numbers. The Company in issuing any series of Securities may use "CUSIP" numbers and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" numbers. The Company will notify the Trustee of any change in any applicable "CUSIP" numbers within a reasonable time after such change.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

            Section 4.01. Satisfaction and Discharge of Indenture. This Indenture upon Company Request shall cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series when

            (1)   either

            (A) all Securities of such series theretofore authenticated, issued and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered in exchange for Registered Securities and maturing after such exchange, the surrender of which is not required or has been waived as provided in Section 3.05,
      (ii) any Securities or coupons, if any, appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Bearer Securities called for redemption or surrendered for payment and maturing after the relevant Redemption Date or Repayment Date, as appropriate, the surrender of which has been waived as provided in Section 11.07 or Section 14.03, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

            (B) all such Securities of such series and all coupons, if any, appertaining thereto not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable at their Stated Maturity within 1 year, or, if redeemable at the option of the Company are to be called for redemption within 1 year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose,

                  (i)   moneys, or

                  (ii) securities evidencing direct general obligations of, or obligations the payment of the principal and interest of which are unconditionally guaranteed by, the United States, which obligations, or the guaranty of which, constitutes the full faith and credit obligation of the United States, which securities shall not be callable at the option of the issuer and which securities mature and bear interest in such amount and at such times as will provide moneys, or

                  (iii) a combination thereof,

      in an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series and the coupons, if any, appertaining thereto not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date or any Repayment Date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Securities of such series and the coupons, if any, appertaining thereto; and

            (3) the Company has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture in respect of such series of Securities and coupons, if any, have been complied with and (ii) if securities have been deposited pursuant to Clause (1)(B) of this Section, a certificate of independent certified public accountants stating that such securities mature and bear interest in such amount and at such times as will (together with any moneys otherwise provided pursuant to Clause (1)(B) of this Section) provide sufficient moneys as provided in Clause (1)(B) of this Section.

            Notwithstanding the satisfaction and discharge of this Indenture in respect of such series of Securities, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and if moneys or securities shall have been deposited with the Trustee pursuant to Clause (1)(B) of this Section, Section 4.03 or
Section 10.09, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge and the remaining rights of conversion of any Securities of such series, if convertible, shall continue in full force and effect pursuant to terms set forth in Article Sixteen.

            Section 4.02. Application of Trust Money.

            (a) Subject to the provisions of Section 4.02(c) and the last paragraph of Section 10.03, all money or securities deposited with the Trustee pursuant to Section 4.01, 4.03 or 10.09 (or the principal of or interest on such securities) shall be held in trust and applied by the Trustee, in accordance with the provisions of this Indenture and of such series of Securities and coupons, if any, to which such money or securities relate, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money or securities have been deposited with the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section
4.03 or 10.09, but such money or proceeds need not be segregated from other funds except to the extent required by law.

            (b) The Trustee shall deliver or pay to the Company from time to time upon Company Request any money or securities (or the principal of or interest on such securities) held by it as provided in Section 4.01, 4.03 or
10.09 which, in the opinion of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such money or securities were deposited or received. The principal of and interest on the securities deposited in trust pursuant to Sections 4.03(1) and 10.09(1), to the extent that such principal and interest are not required for a period of time for the payment of the principal of (and premium, if any) and interest, if any, on the Securities of such series and the coupons, if any, with respect to which such securities relate, shall, so far as practicable, upon a Company Order be invested by the Trustee in like securities of such maturities (6 months or less) such that the funds are available on the applicable payment date to pay the principal of (and premium, if any) and interest, if any, on such Securities and coupons, if any, and the Trustee, upon receipt thereof, shall pay to the Company the income from such investments.

            Section 4.03. Defeasance and Discharge of Securities of any Series.

            (a)   If this Section 4.03 has been specified in accordance with
Section 3.01 to be applicable to Securities of any series, then notwithstanding
Section 4.01, the Company shall be deemed to have paid and discharged the entire indebtedness on all Outstanding Securities of that series and the coupons, if any, appertaining thereto, the provisions of this Indenture as it relates to such Outstanding Securities and coupons (except as to (i) the rights of Holders of Securities of such series and coupons, if any, appertaining thereto, to receive, solely from the trust fund described in Clause (1) of this Section 4.03(a), payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest, if any, on such Securities on the Stated Maturity of such principal or installment of principal or interest or any mandatory sinking fund payments or analogous payments applicable to the Securities of that series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities, (ii) the Company's obligations with respect to such Securities under Sections 3.05, 3.06, 6.07, 10.02, 10.03 and 16.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder) shall no longer be in effect, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same, when

            (1) with reference to this Section 4.03, the Company has deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements of Section 6.09 and agrees to comply with the provisions of this Section 4.03 applicable to it), irrevocably (irrespective of whether the conditions in Clauses (2), (3), (4) and (5) below have been satisfied, but subject to the provisions of Section 4.02(b) and the last paragraph of Section 10.03), as trust funds in trust for the purpose,

                  (A)   moneys, or

                  (B) securities evidencing direct general obligations of, or obligations the payment of the principal and interest of which are unconditionally guaranteed by, the United States, which obligations, or the guaranty of which, constitutes the full faith and credit obligation of the United States, which securities shall not be callable or redeemable at the option of the issuer and which securities mature and bear interest in such amount and at such times as will provide moneys, or

                  (C)   a combination thereof,

      in an amount sufficient to pay and discharge the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on
      such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest, if any, or any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities and the coupons, if any, appertaining thereto;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Securities of such series and the coupons, if any, appertaining thereto;

            (3) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred or be continuing on the date of such deposit and no Event of Default under Section 5.01(d) or 5.01(e) or an event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(d) or 5.01(e) shall have occurred and be continuing on the 91st day after such date;

            (4) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that Holders of the Securities of such series and the coupons, if any, appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

            (5) the Company has delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture in respect of the Securities of such series contemplated by this Section have been complied with and (B) if securities have been deposited pursuant to Clause (1) of this Section 4.03(a), a certificate of independent certified public accountants stating that such securities mature and bear interest in such amount and at such times as will (together with any moneys otherwise provided pursuant to Clause (1) of this Section 4.03(a)) provide sufficient moneys as provided in Clause (1) of this Section 4.03(a).

            (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against securities deposited pursuant to this Section 4.03 or Section 10.09 or the principal of or interest on such securities other than any payable by or on behalf of the Holders.

                                  ARTICLE FIVE

                                    REMEDIES

            Section 5.01. Events of Default.

            "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) default in the due and punctual payment of any interest upon any of the Securities of such series or coupons, if any, appertaining thereto as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

            (b) default in the due and punctual payment of the principal of (or premium, if any, on) any Securities of such series as and when the same shall become due and payable at Maturity; or

            (c) failure on the part of the Company to duly observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or in this Indenture contained (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than such series) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities of such series at the time Outstanding; or

            (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company in an involuntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

            (e) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

            (f) any other Event of Default provided with respect to Securities of such series.

            Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series (or, in the case of Securities of such series that are Original Issue Discount Securities or Indexed Securities, such portion of the principal of such Securities as may be specified in the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Securityholders), and upon any such declaration such principal (or, as the case may be, such portion thereof) shall become immediately due and payable.

            At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay, in the Currency in which the Securities of that series are payable (except as may otherwise be specified pursuant to Section 3.01 for such series and except as may be provided in Section 3.10, if and to the extent applicable)

                  (A) all overdue installments of interest, if any, on all Outstanding Securities of such series, and the coupons, if any, appertaining thereto,

                  (B) the principal of (and premium, if any, on) any Outstanding Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof),

                  (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest, if any, at the rate or rates borne by such Securities (or, in the case of Securities of such series, and the coupons, if any, appertaining thereto that are Original Issue Discount Securities, the Yield to Maturity in respect thereof), and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of (or premium, if any) or interest, if any, on Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in
      Section 5.13.

            No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default specified in
Section 5.01(a) or 5.01(b) occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Securities of such series and the coupons, if any, appertaining thereto, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, if any, at the rate or rates borne by such Securities (or, in the case of Securities of such series that are Original Issue Discount Securities, the Yield to Maturity in respect thereof); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and coupons and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and coupons, wherever situated.

            If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series and the coupons, if any, appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) to file and prove a claim for the whole amount of principal (or, in the case of Securities of such series that are Original Issue Discount Securities or Indexed Securities, such portion of the principal of such Securities as may be specified in the terms thereof) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and the coupons, if any, appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of such series and the coupons, if any, appertaining thereto allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons, if any, appertaining thereto or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding, provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

            Section 5.05. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or the Securities of any series or the coupons, if any, appertaining thereto may be prosecuted and enforced by the Trustee without the possession of any of the Securities of any series or the coupons, if any, appertaining thereto or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

            Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities or coupons, or both, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 6.07;

            SECOND: To the payment of the amounts then due and unpaid upon the Securities of any series or the coupons, if any, appertaining thereto for principal (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons, for principal (and premium, if any) and interest, if any, respectively. The Holders of each series of Securities denominated in ECU, any other composite Currency or a Foreign Currency and any matured coupons relating thereto shall be entitled to receive a ratable portion of the amount determined by the Exchange Rate Agent by converting the principal amount Outstanding of such series of Securities and matured but unpaid interest on such series of Securities in the Currency in which such series of Securities is denominated into Dollars at the Exchange Rate as of the date of declaration of acceleration of the Maturity of the Securities; and

            THIRD: The balance, if any, to the Company or such other Person or Persons as the Company may specify to the Trustee in writing.

            Section 5.07. Limitation on Suits. No Holder of any Security of any series or any coupon appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders of Securities of any series or coupons, if any, appertaining thereto shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders of Securities or coupons or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of Securities of such series and coupons, if any, appertaining thereto.

            Section 5.08. Unconditional Right of Securityholders to Receive Principal, Premium and Interest and to Convert Securities. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.05 or 3.07) interest, if any, on such Security or coupon on the respective Stated Maturities expressed in such Security or coupon (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date), to require conversion of such Security, if convertible, and to institute suit for the enforcement of any such payment on and after the respective Stated Maturities or applicable Redemption Date or Repayment Date and any such right shall not be impaired without the consent of such Holder.

            Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of any Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of any Security or coupon shall continue as though no such proceeding had been instituted.

            Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            Section 5.12. Control by Securityholders. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to Securities of such series, provided, that,

            (1) such direction shall not be in conflict with any rule of law or this Indenture, and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            This Section 5.12 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

            Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and all coupons, if any, appertaining thereto waive any past default hereunder and its consequences, except a default

            (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or the coupons, if any, appertaining thereto, or

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series or coupons affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

            This Section 5.13 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

            Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security of any series or any coupon appertaining thereto by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of any series or any coupon appertaining thereto on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, or, in the case of repayment, on or after the Repayment Date).

            Section 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 5.16. Judgment Currency. The Company may provide, pursuant to Section 3.01, for the Securities of any series that, to the fullest extent possible under applicable law and except as may otherwise be specified as contemplated in Section 3.01, (a) the obligation, if any, of the Company to pay the principal of (and premium, if any) and interest, if any, on the Securities of any series and the coupons, if any, appertaining thereto in a Foreign Currency, composite Currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 3.01 is of the essence and that judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of (and premium, if any) and interest, if any, on such Securities and the coupons, if any, appertaining thereto shall notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) in the country of issue of the Designated Currency in the case of Foreign Currency or Dollars or in the international banking community in the case of a composite Currency on the Business Day immediately following the day of such payment; (c) if the amount in the Designated Currency that may be purchased falls short of the amount originally due for any reason, the Company shall pay such additional amounts needed to compensate for any short- fall; and
(d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

                                   ARTICLE SIX

                                   THE TRUSTEE

            Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by Section 315 of the Trust Indenture Act and this Indenture.

            (a) Except during the continuance of an Event of Default in respect of the Securities of any series,

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

            (b) In case an Event of Default in respect of the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series.

            (d) Except as required by applicable law (including the Trust Indenture Act) and except with respect to mailings, notices and other ministerial duties, no provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

            (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            Section 6.02. Notice of Default. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall give or transmit, in the manner and to the extent provided in
Section 1.06, to the Holders of Securities of such series notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series when due, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(c) with respect to Securities of such series no such notice to Holders of Securities of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

            Section 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

            (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series and the coupons, if any, appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

            Section 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities of any series, except for the certificates of authentication, and in the coupons, if any, appertaining thereto shall be taken as the statements of the Company, and the Trustee and any Authentication Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

            Section 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

            Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as provided in Section 4.02 or as otherwise agreed to with the Company.

            Section 6.07. Compensation and Reimbursement. The Company agrees:

            (1) to pay to the Trustee as agreed upon in writing by the Company and the Trustee from time to time reasonable compensation in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been determined to have been caused by its own negligence or bad faith; and

            (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities.

            Section 6.08. Disqualification; Conflicting Interests. The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

            Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or any State or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            Section 6.10. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

            (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

            (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

            (d)   If at any time:

            (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security for at least 6 months, or

            (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

            (3) the Trustee shall become incapable of acting or a decree or order for relief under the Federal bankruptcy laws shall be entered against it or it shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

            (4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the

Securities of one or more series, the Company by a Board Resolution shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of any one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If within 1 year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Securityholders and accepted appointment in the manner hereinafter provided, any Securityholder who has been a bona fide Holder of a Security of such series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

            (f) The Company shall give notice of each resignation and each removal of the Trustee in respect of the Securities of any series and each appointment of a successor Trustee in respect of the Securities of any series in the manner and to the extent set forth in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its principal corporate trust office.

            Section 6.11. Acceptance of Appointment by Successor.

            (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series (including any initial appointment by the Company in connection with the establishment of the terms of a series as provided in Section 3.01), the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

            (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and under the Trust Indenture Act.

            Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, such corporation shall be otherwise qualified and eligible under this Article and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

            Section 6.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of
Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor), excluding any creditor relationships described in Section 311(b) of the Trust Indenture Act. A Trustee who resigned or has been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

            Section 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States or any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, in the manner provided for in
Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

            If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

           "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                                  _____________________________
                                                                 , as Trustee

                                                  By __________________________,
                                                      as Authenticating Agent

                                                  By __________________________
                                                         Authorized Officer"

                                  ARTICLE SEVEN

             SECURITYHOLDERS LIST AND REPORTS BY TRUSTEE AND COMPANY

            Section 7.01. Company to Furnish Trustee Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than 15 days after each Regular Record Date with respect to the Securities of each series at the time Outstanding, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of the preceding Regular Record Date (or a date to be determined pursuant to Section 3.01 for Original Issue Discount Securities), and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Security Registrar with respect to the Securities of any series, no such list shall be required to be furnished with respect to Securities of such series.

            Section 7.02. Preservation of Information; Communications to Securityholders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, (i) the names and addresses of Holders of Registered Securities of any series contained in the most recent list furnished to the Trustee as provided in Section 7.01, (ii) the names and addresses of Holders of Registered Securities received by the Trustee in its capacity as Security Registrar and (iii) the names and addresses of Holders of Bearer Securities of such series received by the Trustee or filed with it within the 2 preceding years.

            The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

            (b) If 3 or more Holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under the Securities of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 Business Days after the receipt of such application, at its election, either

            (i) afford such applicants access to the information preserved at the time by the Trustee with respect to such series in accordance with
      Section 7.02(a), or

            (ii) inform such applicants as to the approximate number of Holders of Securities of such series whose names and addresses appear in the information preserved at the time by the Trustee with respect to such series in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

            If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by the Trustee with respect to such series in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

            (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

            Section 7.03. Reports by Trustee. Within 60 days after May 15 in each year, commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture in accordance with and to the extent required under Section 313 of the Trust Indenture Act.

            A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed and also with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.

            Section 7.04. Reports by Company. The Company will:

            (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee pursuant to this Subsection (1) shall be for informational purposes only and the Trustee's receipt of such shall not constitute notice of any information contained therein for any other purposes under this Indenture;

            (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3) transmit to all Holders of Securities, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

                  CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

            Section 8.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

            (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and coupons, if any, appertaining thereto and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Section 8.02. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and any coupons and may be liquidated and dissolved.

            Section 8.03. Securities to be Secured in Certain Events. If, upon any consolidation or merger of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with Section 8.01 hereof to any Person, any Principal Property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any mortgage, security interest, pledge, lien or encumbrance not permitted by Section 10.05, the Company will, prior to such consolidation, merger, conveyance or transfer, by indenture supplemental hereto, secure the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Outstanding Securities and coupons, if any, appertaining thereto (equally and ratably with any other indebtedness of the Company then entitled to be so secured) by a direct lien on such Principal Property, together with any other properties and assets of the Company or of any such Restricted Subsidiary, whichever shall be the owner of any such Principal Property, which would thereupon become subject to any such mortgage, security interest, pledge, lien or encumbrance, prior to all liens other than any theretofore existing thereon.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

            Section 9.01. Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

            (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Securities and any coupons appertaining thereto (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

            (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not adversely affect the interests of the Holders of Outstanding Securities of any series or any coupons appertaining thereto; or

            (4) to secure payment of the Outstanding Securities equally and ratably with certain other liens as and to the extent required by this Indenture; or

            (5) to add to or change or eliminate any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or interest, if any, on Registered Securities or of principal of (or premium, if any) or any interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided, that, any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series or any coupons appertaining thereto; or

            (6) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities stating that such Events of Default are expressly being included solely for the benefit of such series); or

            (7) to make any change not otherwise permitted by this Section that does not adversely affect the rights of any Securityholder; or

            (8) to add or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with the Trust Indenture Act; or

            (9) to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

            (10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of
      Section 6.11(b); or

            (11) to change or eliminate any of the provisions of this Indenture, provided, that, any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such indenture supplemental hereto which is entitled to the benefit of such provision.

            Section 9.02. Supplemental Indentures with Consent of Securityholders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series under this Indenture;

provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

            (1) change (except for extensions pursuant to Section 3.12) the Stated Maturity of the principal of, or any installment of interest, if any, on, any Security of such series, or reduce the principal amount thereof or the rate of interest, if any, thereon or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of Maturity thereof pursuant to Section 5.02, or change the Currency in which any Security (or premium, if any) or the interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date) or impair the right of conversion, if any, of any Security of such series at the option of the Holder thereof or the right to institute suit for the enforcement of any such right of conversion; or

            (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults applicable to such series hereunder and their consequences) provided for in this Indenture or reduce the quorum or voting requirements of Section 13.04; or

            (3) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.

            A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

            It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this

Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of any series affected thereby theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

            Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

            Section 9.06. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series and any coupons appertaining thereto so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series and any coupons appertaining thereto.

                                   ARTICLE TEN

                                    COVENANTS

            Section 10.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Securities of such series in accordance with the terms of the Securities and any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Except as otherwise specified with respect to the Securities of a series as contemplated by Section 3.01, the interest, if any, due in respect of any temporary Global

Security or any Permanent Global Security shall be payable only upon presentation thereof to the Trustee for notation thereon of the payment of such interest. Unless otherwise specified with respect to Securities of any series pursuant to Section 3.01, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security.

            Section 10.02. Maintenance of Offices or Agencies. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but, except as otherwise provided below, unless such Place of Payment is located outside the United States, not Bearer Securities) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where the Securities of that series, if convertible, may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company initially designates the office of the Trustee at 111 Wall Street, 14th Floor, Citibank Agency & Trustee, New York, New York 10005, in the Borough of Manhattan, the City of New York, as its agency, and the Trustee is hereby appointed initially as its agent thereat, for such purposes. If Securities of a series are issuable as Bearer Securities, the Company will maintain, subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series and the coupons, if any, appertaining thereto may be presented and surrendered for payment and where Securities of such series, if convertible, may be surrendered for conversion; provided, however, that if the Securities of such series are listed on the London Stock Exchange Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee, as its agent to receive all such presentations, surrenders, notices and demands, except that Bearer Securities of that series and the coupons, if any, appertaining thereto may be presented and surrendered for payment and Bearer Securities of that series, if convertible, may be surrendered for conversion at the place specified for the purpose pursuant to Section 3.01.

            No payment of principal of (or premium, if any), or interest, if any, on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to an address in the United States or by transfer to an account maintained with a bank located in the United States except as may be permitted by United States tax laws and regulations at the time of such payment without detriment to the Company; provided, however, payment of principal of and any premium and interest denominated in Dollars on any Bearer Security may be made at an office or agency of, and designated by, the Company located in the United States if (but only if) payment of the full amount of such principal, premium and interest in Dollars at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions and the Trustee receives an Opinion of Counsel that such payment within the United States is legal. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, at the option of the Holder of any Bearer Security or related coupon, payment may be made by check in the Currency designated for such payment pursuant to the terms of such Bearer Security presented or mailed to an address outside the United States or by transfer to an account in such Currency maintained by the payee with a bank located outside the United States.

            The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Section 10.03. Money for Securities Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

            Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on, any Securities of such series and the coupons, if any, appertaining thereto, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

            The Company will cause each Paying Agent for any series of Securities, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest, if any, on Securities of such series and the coupons, if any, appertaining thereto in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (and premium, if any) or interest, if any, on the Securities of such series and the coupons, if any, appertaining thereto; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and the coupons, if any, appertaining thereto and remaining unclaimed for 2 years after such principal (and premium, if any) or interest, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or coupons shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to each such Holder or cause to be published once in an Authorized Newspaper in each Place of Payment with respect to Securities of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            Section 10.04. Statement as to Compliance.

            The Company will deliver to the Trustee, within 120 days after the end of each fiscal year (which at the date hereof ends on September 30), a written statement signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

            (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision and

            (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

            Section 10.05. Limitations on Liens. The Company shall not at any time create, incur, assume or suffer to exist, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or suffer to exist, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Securities then outstanding shall be secured equally and ratably with such Secured Debt, so long as such Secured Debt shall exist; provided, however, that this Section 10.05 shall not prevent any of the following:

            (a)   Secured Debt existing at the date of this Indenture;

            (b) (i) any mortgage, security interest, pledge, lien or encumbrance on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or
      (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction; or (iii) the acquisition of property subject to any mortgage, security interest, pledge, lien or encumbrance upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary;

            (c) liens on capital stock hereafter acquired by the Company or any Restricted Subsidiary, provided, that, the aggregate cost to the Company and its Restricted Subsidiaries of all capital stock subject to such liens does not exceed 10% of Shareowners' Equity;

            (d)   any mortgage, security interest, pledge, lien or encumbrance:
      (i) securing indebtedness of a corporation which is a successor to the Company to the extent permitted by Article Eight; or (ii) securing indebtedness of a Restricted Subsidiary outstanding at the time it became a Restricted Subsidiary; or (iii) securing indebtedness of any Person outstanding at the time it is merged with, or all or substantially all of its properties are acquired by, the Company or any Restricted Subsidiary, provided, that, in the case of Clauses (i), (ii) and (iii), such mortgage, security interest, pledge, lien or encumbrance does not extend to any other properties of the Company or any Restricted Subsidiary; or (iv) existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary; or (v) created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency;

            (e) any mortgage, security interest, pledge, lien or encumbrance created in connection with any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any indebtedness secured by a mortgage, security interest, pledge, lien or encumbrance permitted by the foregoing provisions of this Section 10.05 upon the same property theretofore subject thereto (plus improvements on such property), provided, that, the amount of such indebtedness outstanding at that time shall not be increased;

            (f) liens, pledges or deposits made in connection with contracts (which term includes subcontracts under such contracts) with or made at the request of the United States or any department or agency thereof, insofar as such liens, pledges or deposits relate to property manufactured, installed or constructed by or to be supplied by, or property furnished to, the Company or a Restricted Subsidiary pursuant to, or to enable the performance of, such contracts, or property the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts; or deposits or liens, made pursuant to such contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such contracts; or the assignment or pledge, to the extent permitted by law, of the right, title and interest of the Company or a Restricted Subsidiary in and to any such contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred for funds or other property supplied, constructed or installed for or in connection with the performance by the Company or such Restricted Subsidiary of its obligations under such contracts;

            (g) mechanics', materialmen's, carriers' or other like liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

            (h) any mortgage, security interest, pledge, lien or encumbrance arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen's compensation, unemployment insurance, old age pensions, social security or similar matters;

            (i) the liens of taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith;

            (j) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

            (k) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

            (l)   the landlord's interest under any lease of property;

            (m)   leases granted to others in the ordinary course of business;

            (n) Sale and Lease-Back Transactions (as defined in Section 10.06) to the extent permitted by Section 10.06; and

            (o) contracts for the manufacture, construction, installation or supply of property, products or services providing for a mortgage, security interest, pledge, lien or encumbrance upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

            Notwithstanding the foregoing provisions of this Section 10.05, the Company and any one or more Restricted Subsidiaries may create, incur, assume or suffer to exist Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted under subparagraphs (a) through (o) above) and the aggregate value of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions the proceeds of which have been or will be applied in accordance with Clause (b) of Section 10.06), does not at the time exceed 10% of Shareowners' Equity.

            Section 10.06. Limitations on Sale and Lease-Back. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 180 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a "Sale and Lease-Back Transaction"), unless

            (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 10.05 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Securities; or

            (b) the Company or a Restricted Subsidiary shall, within 180 days of the effective date of any such transaction, apply an amount equal to the value of the property so leased (i) to the retirement (other than any mandatory retirement) of Consolidated Funded Debt or indebtedness then outstanding of the Company or any Restricted Subsidiary that was Funded Debt at the time it was created (other than Consolidated Funded Debt or such other indebtedness owned by the Company or any Restricted Subsidiary), or (ii) to the purchase of Principal Property having a value at least equal to the value of such property; provided, however, that the amount to be so applied pursuant to the preceding Clause (i) or (ii) shall be reduced by (A) the principal amount of any Securities delivered within 180 days of the effective date of any such transaction to the Trustee for retirement and cancellation, and (B) the principal amount of Consolidated Funded Debt or indebtedness that was Funded Debt at the time it was created (other than Securities) retired by the Company or a Restricted Subsidiary within 180 days of the effective date of any such transaction; or

            (c) the Sale and Lease-Back Transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and any Federal, State or municipal government or other governmental body or agency.

            The term "value" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value of such property at the time of entering into such Sale and Lease-Back Transaction, as determined by the Board of Directors, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

            Section 10.07. Limitations on Change in Subsidiary Status. The Company may designate any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, subject to the provisions set forth below:

            (a) the Company will not permit any Subsidiary to be designated as an Unrestricted Subsidiary unless at the time of such designation the Subsidiary so designated does not own, directly or indirectly, any capital stock of any Restricted Subsidiary or any Funded Debt or Secured Debt of the Company or any Restricted Subsidiary;

            (b) the Company will not permit any Restricted Subsidiary to be designated as, or otherwise to become, an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist;

            (c) the Company will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless immediately after such Unrestricted Subsidiary becomes a Restricted Subsidiary, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall exist; and

            (d) promptly after the designation of any Subsidiary as an Unrestricted Subsidiary or as a Restricted Subsidiary, there shall be filed with the Trustee, an

      Officers' Certificate stating that the provisions of this Section have been complied with in connection with such designation.

            Section 10.08. Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05, 10.06 and 10.07 with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities of such series at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

            Section 10.09. Defeasance of Certain Obligations. If this Section
10.09 has been specified in accordance with Section 3.01 to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Sections 10.05, 10.06 and 10.07, and Section 5.01(c) with respect to Sections 10.05, 10.06 and 10.07 shall be deemed not to be an Event of Default, in each case with respect to the Securities of that series, when

            (1) with reference to this Section 10.09, the Company has deposited or caused to be deposited with the Trustee irrevocably (irrespective of whether the conditions in Clauses (2), (3), (4), (5) and (6) below have been satisfied, but subject to the provisions of Section 4.02(b) and the last paragraph of Section 10.03) as trust funds in trust for the purpose,

                  (A)   moneys, or

                  (B) securities evidencing direct general obligations of, or obligations the payment of the principal and interest of which are unconditionally guaranteed by, the United States, which obligations, or the guaranty of which, constitutes the full faith and credit obligation of the United States, which securities shall not be callable or redeemable at the option of the issuer and which securities mature and bear interest in such amount and at such times as will provide moneys, or

                  (C)   a combination thereof,

      in an amount sufficient to pay and discharge the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated

      Maturity of such principal or installment of principal or interest, if any, or any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities and the coupons, if any, appertaining thereto;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company in respect of the Securities of such series and the coupons, if any, appertaining thereto;

            (3) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the TIA with respect to the Securities of any series;

            (4) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities of that series shall have occurred or be continuing on the date of such deposit and no Event of Default under Section 5.01(d) or 5.01(e) or an event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(d) or 5.01(e) shall have occurred and be continuing on the 91st day after such date;

            (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series and the coupons, if any, appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (6) the Company has delivered to the Trustee (A) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the defeasance in respect of the Securities of such series contemplated by this Section have been complied with and (B) if securities have been deposited pursuant to Clause (1) of this Section, a certificate of independent certified public accountants stating that such securities mature and bear interest in such amounts and at such times as will (together with any moneys otherwise provided pursuant to Clause (1) of this Section) provide sufficient moneys as provided in Clause (1) of this Section.

            Section 10.10. Additional Amounts. If the Securities of a series provide for the payment of additional amounts as contemplated by Clause (13) of
Section 3.01, the

Company will pay to the Holder of any Security of such series or any coupon appertaining thereto additional amounts upon the terms and subject to the conditions provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest, if any, on or in respect of, any Security of any series or the payment of any coupon appertaining thereto or the net proceeds received at Maturity or on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

            If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first Interest Payment Date with respect to such series (or if the Securities of such series will not bear interest prior to Maturity, the first day on which a payment of principal (and premium, if any) is made), and at least 10 days prior to each date of payment of principal (and premium, if any) or interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (or premium, if any) or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series or any coupons appertaining thereto who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to the Trustee or such Paying Agent the additional amounts, if any, required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

            Section 10.11. Calculation of Original Issue Discount. If any Original Issue Discount Securities are issued hereunder, the Company shall, upon written request by the Trustee, provide to the Trustee within a reasonable time after such request such information as the Trustee reasonably requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of Outstanding Securities relating to original issue discount.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

            Section 11.01. Right of Redemption. The Securities of each series shall be subject to such optional redemption or mandatory redemption, or both, as shall be set forth in the Board Resolution or supplemental indenture in or pursuant to which such series is established.

            Section 11.02. Applicability of Article. Redemption of Securities of any series at the election of the Company or otherwise, as permitted or required by their terms, shall be made in accordance with such terms and, except as otherwise specified pursuant to Section 3.01 for the Securities of such series, this Article Eleven.

            Section 11.03. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.

            Section 11.04. Selection by Trustee of Securities to be Redeemed. Except as otherwise provided pursuant to Section 3.01, if less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than $1,000. The portions of the principal of Securities so selected for partial redemption shall be equal to $1,000 or the smallest authorized denomination of the Securities of such series, whichever is greater, or an integral multiple thereof.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

            Section 11.05. Notice of Redemption. Notice of redemption shall be in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

            All notices of redemption shall state:

            (1)   the Redemption Date,

            (2)   the Redemption Price,

            (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date,

            (5) the place or places where such Securities, together in the case of Bearer Securities with all coupons, if any, appertaining thereto maturing after the Redemption Date are to be surrendered for payment of the Redemption Price and accrued interest, if any, which shall be the office or agency of the Company in each Place of Payment with respect to Securities of such series,

            (6) that the redemption is for a sinking fund, if such is the case,

            (7) that Bearer Securities may be surrendered for payment only at such place or places outside the United States, except as otherwise specified in Section 10.02, and unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

            (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made, and

            (9)   applicable CUSIP numbers.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

            Failure to give such notice to the Holder of any Security or any defect in such notice given to the Holder of any Security shall not affect the validity of the proceedings for any other Security or part thereof.

            Section 11.06. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date), accrued interest, if any, to the Redemption Date on all the Securities which are to be redeemed on that date.

            Section 11.07. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued interest, if any, to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Security so to be redeemed, except to the extent provided below, shall be void. Upon surrender of such Securities for redemption in accordance with said notice together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Securities shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of any interest on Bearer Securities of such series the Stated Maturity of which interest is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) only at an office or agency outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified with respect to the Securities of such series pursuant to Section 3.01, only upon presentation and surrender of coupons for such interest; and provided, further, that, unless otherwise specified with respect to the Securities of such series pursuant to Section 3.01, installments of any interest on Registered Securities of such series the Stated Maturity of which interest is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Registered Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of
Section 3.07.

            If a Bearer Security of any series surrendered for redemption shall not be accompanied by all coupons, if any, appertaining thereto maturing after the Redemption

Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to the Company and the Trustee such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent in respect of such series any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted without interest thereon; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified with respect to the Securities of such series pursuant to Section 3.01, only upon presentation and surrender of those coupons.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security (or, in the case of any Original Issue Discount Security, such Security's Yield to Maturity).

            Section 11.08. Securities Redeemed in Part. Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Registered Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Registered Security so surrendered. Any Permanent Global Security which is to be redeemed only in part shall be so surrendered, and the Company shall execute, and the Trustee shall authenticate and deliver to the depositary for such Permanent Global Security, without service charge, a new Permanent Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Permanent Global Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS

            Section 12.01. Applicability of Article. Redemption or retirement of Securities of any series through operation of a sinking fund, as permitted or required by their terms, shall be made in accordance with such terms and, except as otherwise specified as contemplated by Section 3.01 for the Securities of such series, this Article.

            The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

            Section 12.02. Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons, if any, appertaining thereto, and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

            Section 12.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities or such shorter period as shall be satisfactory to the Trustee, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for Securities of such series pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of such series pursuant to
Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.04 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.05. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.07 and 11.08.

                                ARTICLE THIRTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

            Section 13.01. Purposes for Which Meetings May Be Called. If Securities of a series are issuable in whole or in part as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

            Section 13.02. Call, Notice and Place of Meetings.

            (a) The Trustee may at any time call a meeting of Holders of Securities of any series issuable in whole or in part as Bearer Securities for any purpose specified in Section 13.01, to be held at such time and at such place in the Borough of Manhattan, the City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section l.06, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

            (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in
Section 13.01, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, the City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

            Section 13.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be
(1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

            Section 13.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the Holders of not less than a greater percentage in such principal amount as this Indenture expressly specifies or as shall have been specified with respect to the Securities of such series pursuant to Section 3.01, the Persons entitled to vote such greater percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairperson of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairperson of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 13.05, notice of the reconvening of any adjourned meeting shall be given as provided in
Section 13.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

            Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any consent or waiver which is required to be given by the Holders of not less than a greater percentage in such principal amount as shall have been specified with respect to the Securities of such series pursuant to this Indenture or Section 3.01 may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of such greater percentage in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

            Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the coupons, if any, appertaining thereto, whether or not present or represented at the meeting.

            Section 13.05. Determination of Voting Rights; Conduct and Adjournment of Meetings.

            (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section
l.04 and the appointment of any proxy shall be proved in the manner specified in Section l.04 or, in the case of Bearer Securities, by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section l.04 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section l.04 or other proof.

            (b) The Trustee shall, by an instrument in writing, appoint a temporary chairperson of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

            (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or, in case the Securities of such series are denominated in a Foreign Currency, the equivalent thereof) of Securities of such series held or represented by such Person; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairperson of the meeting to be not Outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

            (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 13.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

            Section 13.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 and, if applicable, Section 13.04. Each copy shall be signed and verified by the affidavits of the permanent chairperson and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                ARTICLE FOURTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

            Section 14.01. Applicability of Article. Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Securities of such series) in accordance with this Article.

            Section 14.02. Repayment of Securities. Each Security which is subject to repayment in whole or in part at the option of the Holder thereof on a Repayment Date shall, unless otherwise provided in its terms, be repaid at the applicable Repayment Price together with interest accrued to such Repayment Date as specified pursuant to
Section 3.01.

            Section 14.03. Exercise of Option; Notice. Each Holder desiring to exercise such Holder's option for repayment shall, as conditions to such repayment, surrender the Security to be repaid in whole or in part together with written notice of the exercise of such option at any office or agency of the Company in the Place of Payment, not less than 30 nor more than 45 days prior to the Repayment Date; provided, however, that surrender of Bearer Securities together with written notice of exercise of such option shall be made at an office or agency located outside the United States except as otherwise provided in Section 10.02. Such notice, which shall be irrevocable, shall specify the principal amount of such Security to be repaid, which shall be equal to the minimum authorized denomination for such Security or an integral multiple thereof, and shall identify the Security to be repaid and, in the case of a partial repayment of the Security, shall specify the denominations of the Security or Securities of the same series to be issued to the Holder for the portion of the principal of the Security surrendered which is not to be repaid.

            If any Bearer Security surrendered for repayment shall not be accompanied by all unmatured coupons and all matured coupons in default, such Bearer Security may be paid after deducting from the Repayment Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Repayment Price, such Holder shall be entitled to receive the amount so deducted without interest thereon; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States except as otherwise provided in Section 10.02.

            The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Registered Security so surrendered a new Registered Security or Securities of the same series, of any authorized denomination specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Registered Security so surrendered which is not to be repaid.

            The Company shall execute and the Trustee shall authenticate and deliver without service charge to the Holder of any Bearer Security so surrendered a new Registered Security or Securities or a new Bearer Security or Securities (and all appurtenant unmatured coupons and matured coupons in default) or any combination thereof of the same series, of any authorized denomination or denominations specified in the foregoing notice, in an aggregate principal amount equal to any portion of the principal of the Security so surrendered which is not to be paid; provided, however, that the issuance of a Registered Security therefor shall be subject to applicable laws and regulations in effect at the time of the exchange; neither the Trustee nor the Security Registrar shall issue Registered Securities for Bearer Securities if it has received an Opinion of Counsel that as a result of such issuance the Company would suffer adverse consequences under the United States Federal income tax laws then in effect and the Company has delivered to the Trustee a Company Order directing the Trustee not to make such issuances thereafter unless and until the Trustee receives a subsequent Company Order to the contrary. The Company shall deliver copies of such Company Order to the Security Registrar.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security repaid or to be repaid in part, to the portion of the principal of such Security which has been or is to be repaid.

            Section 14.04. Election of Repayment by Remarketing Entities. The Company may elect with respect to Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity, at any time prior to any Repayment Date to designate one or more Remarketing Entities to purchase, at a price equal to the Repayment Price, Securities of such series from the Holders thereof who give notice and surrender their Securities in accordance with Section 14.03.

            Section 14.05. Securities Payable on the Repayment Date. Notice of exercise of the option of repayment having been given and the Securities so to be repaid having been surrendered as aforesaid, such Securities shall, unless purchased in accordance with Section 14.04, on the Repayment Date become due and payable at the price therein specified and from and after the Repayment Date such Securities shall cease to bear interest and shall be paid on the Repayment Date, and the coupons for such interest appertaining to Bearer Securities so to be repaid, except to the extent provided above, shall be void, unless the Company shall default in the payment of such price in which case the Company shall continue to be obligated for the principal amount of such Securities and shall be obligated to pay interest on such principal amount at the rate borne by such Securities from time to time until payment in full of such principal amount.

                                ARTICLE FIFTEEN

                     IMMUNITY OF INCORPORATORS, SHAREOWNERS,
                             OFFICERS AND DIRECTORS

            Section 15.01. Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security or the coupons, if any, appertaining thereto, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareowner, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareowners, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or the coupons, if any, appertaining thereto or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareowner, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Securities of any series or any coupon appertaining thereto or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities and coupons.

                                ARTICLE SIXTEEN

                                   CONVERSION

            Section 16.01. Conversion of Securities.


            (a) If the terms of any series of Securities provide for any Securities of such series to be convertible into shares of Common Stock issued by the Company as contemplated by Section 3.01, then, subject to and upon compliance with (i) the provisions of this Section 16.01, if and to the extent such provisions are specified as contemplated by Section 3.01 to be applicable to the Securities of such series, and (ii) such other provisions, if any, as shall be so specified, the Holder of any Security or Securities of such series shall have the right, at such Holder's option, to convert the principal amount of such Security or Securities, or any portion of such principal amount which is $1,000 or such other minimum amount (in Dollars or a Foreign Currency) as may be specified with respect to the Securities of such series, or any integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Security or Securities or portion thereof surrendered for conversion by the conversion price in effect at such time, by surrender of the Securities to be so converted in whole or in part in the manner provided in Subsection (b) below or as otherwise provided with respect to the Securities of such series as contemplated by Section 3.01. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted such Holder's Securities.

            (b) In order to exercise a conversion privilege, the Holder of any Security or Securities to be converted in whole or in part shall surrender such Security or Securities at an office or agency maintained by the Company for such purpose as provided in Section 10.02, together with, if such Securities are Bearer Securities, all unmatured coupons and any matured coupons in default appertaining thereto or, if such Securities are Registered Securities, the funds, if any, required by the penultimate paragraph of this Subsection (b), and with the conversion notice thereon (or such other notice which is acceptable to the Company, the Trustee, any agent appointed by the Company as a conversion agent in respect of such Securities (each, a "Conversion Agent") and, if such Securities are Registered Securities, the Security Registrar) duly executed, to the Company at the office or agency of any Conversion Agent maintained for such purpose as provided in Section 10.02 at which the Holder elects to convert such Security or Securities or the portion thereof specified in said notice; provided, however, that any Bearer Securities may be surrendered for conversion only at an office or agency of any Conversion Agent maintained by the Company pursuant to Section 10.02 which is outside the United States, except that, if conversion thereof at each such office or agency outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, such Bearer Securities may be surrendered for conversion at such an office or agency in the City of New York. Such notice shall be accompanied by such transfer taxes and duties, or funds therefor, as are required pursuant to Subsection (f) below. Convertible Registered Securities surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the name of the Holder of such Registered Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company, the Trustee and the applicable Security Registrar duly executed by, the Holder or his duly authorized attorney.

         As promptly as practicable after the surrender for conversion of any such Security or Securities as aforesaid and the receipt of such coupons, if any, and notice as aforesaid (accompanied by the funds, if any, required by the penultimate paragraph of this Subsection (b)), the Company shall deliver or cause to be delivered at such office or agency to or upon written order of the Holder thereof a certificate or certificates representing the number of full shares of Common Stock issuable upon the conversion of such Security or Securities or portion thereof issued in such name or names as such Holder may direct and a check or cash in respect of any fractional share of Common Stock arising upon such conversion, as provided in Subsection (c) below. In case any Security or Securities of a denomination greater than the minimum amount for conversion referred to in Subsection (a) above shall be surrendered for conversion in part only, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of such Security or Securities so surrendered, without charge to such Holder, and at the expense of the Company, if any, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security or Securities. All shares of Common Stock delivered upon conversion of any Security or Securities shall be duly authorized, validly issued, fully paid and nonassessable.

         Each conversion of a convertible Security or Securities as aforesaid shall be deemed to have been effected at the close of business on the date such Security or Securities, coupons, if any, and notices shall have been surrendered as aforesaid (accompanied by the funds, if any, required by the penultimate paragraph of this Subsection (b)), and at such time the rights of the Holder of such Security or Securities as Holder of the principal amount thereof so surrendered for conversion shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be treated for all purposes as having become the holder or holders of record of the shares represented thereby at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the conversion price in effect at such time on such succeeding day.

         If the conversion date in respect of any convertible Registered Securities or portion thereof is during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, such Registered Securities shall (unless such Registered Securities or portion thereof being converted shall have been called for redemption on a date during such period) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest otherwise payable on such Interest Payment Date to the Holder thereof at the close of business on the Regular Record Date for such Interest Payment Date with respect to the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities of such series. An amount equal to such payment shall be paid by the

Company on such Interest Payment Date to the Holder of such Registered Securities at the close of business on such Regular Record Date; provided, however, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the Person who made such required payment. Except as provided in this paragraph, no adjustment shall be made for any interest accrued on any Security or Securities converted or for dividends on any shares of Common Stock issued upon the conversion of such Security or Securities as provided in this Section 16.01.

         If any Bearer Securities surrendered for conversion shall not be accompanied by all related coupons maturing after the conversion date, such Securities may be converted only if there be furnished to the Company and the Conversion Agent such security or indemnity as may be required by them to indemnify and hold harmless each of them and any other agent of the Company and evidence to their satisfaction that such coupons are missing and of the ownership thereof.

            (c) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of any convertible Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon the conversion of such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would, absent the provisions of this Subsection (c), be issuable upon the conversion of any Security or Securities, the Company shall, in lieu of delivering the fractional share therefor, adjust such fractional interest by payment to the Holder of such surrendered Security or Securities of an amount in cash equal to the current market value of such fractional interest, computed on the basis of the closing price of the Common Stock (determined as provided in paragraph (5) of Subsection (e) below) on the date of conversion.

            (d) The conversion price in respect of a series of convertible Securities shall be as specified with respect to the Securities of such series as contemplated by Section 3.01, subject to adjustment as provided in Subsection
(e) below.

            (e) The conversion price shall be adjusted from time to time by the Company as follows:

            (1) In case the Company shall (A) pay a dividend on the Common Stock in, or make a distribution to all holders of the Common Stock of, shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of any Security or Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned or have been entitled to receive immediately following such action had such Security or Securities been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (1) shall, except as provided in subparagraph (9) below, become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (1), the Holder of any Security or Securities thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Company (whose determination shall be conclusive) shall determine the allocation of the conversion price between or among shares of such classes of capital stock.

            (2) In case the Company shall issue rights (other than rights under a periodic dividend reinvestment plan or an employee stock purchase plan that are exercisable at a price per share of Common Stock of not less than 85% of the current market price per share (determined as provided in such plan) of Common Stock) or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subparagraph (5) below) on the record date mentioned below, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such date of issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such date of issuance plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall, except as provided in subparagraph (9) below, become effective retroactively immediately after the record date for the determination of shareowners entitled to receive such rights or warrants.

            (3) In case the Company shall distribute to all holders of the Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Company or dividends payable in Common Stock) or rights or warrants to subscribe for securities of the Company (excluding (y) those referred to in subparagraph (2) above and (z) rights under a periodic dividend or interest reinvestment plan or an employee stock purchase plan that are exercisable at a price per share of Common Stock of not less than 85% of the current market price per share (determined as provided in such plan) of Common Stock) (any of the foregoing being hereinafter in this subparagraph (3) called the "Assets"), then in each such case, unless the Company elects to reserve such Assets for distribution to the Holders of Securities of such series upon conversion so that any such Holder converting such Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of Assets which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Assets, converted Securities into Common Stock, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (5) below) of Common Stock less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the Assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock on the record date mentioned below. Such adjustment shall, except as provided in subparagraph (9) below, become effective retroactively immediately after the record date for the determination of shareowners entitled to receive such distribution.

            (4) If, pursuant to subparagraph (2) or (3) above, the number of shares of Common Stock into which a Security is convertible shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any unexercised right or unexercised warrant, the conversion price shall forthwith be adjusted to equal the conversion price that would have applied had such right or warrant never been declared, distributed or issued.

            (5) For the purpose of any computation under subparagraphs (2) and (3) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive Business Days in the City of New York commencing 45 such Business Days before the day in question; provided, however, that if an issuance or distribution of the types described under subparagraphs (2) and (3) above is to be made, and no public announcement of such issuance or distribution is made by or on behalf of the Company more than 20 trading days (as defined below) before the day in question, the current market price per share of Common Stock on such date shall be deemed to be the average of the daily closing prices for the five consecutive trading days selected by the Company not more than 20 trading days before, and ending not later than, the day in question. The closing price for each day shall be the last reported sales price on the New York Stock Exchange Consolidated Transaction Reporting System, or, if not so reported, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange, or, if the Common Stock is not at such time listed on such Exchange or no such quotations are available, the average of the closing bid and asked prices of the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If on any trading day the Common Stock is not quoted by any organization referred to in this subparagraph
      (5), the fair value of the Common Stock on such day, as determined by the Board of Directors (whose determination shall be conclusive), shall be used. For purposes of this subparagraph (5), the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on any such exchange or in any such market referred to in this subparagraph (5).

            (6) In the case of either (A) any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a change in, from or to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock, or (B) any sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, then the successor or purchasing corporation, as the case may be, shall execute with the Trustee an indenture supplemental hereto providing that the Holder of each convertible Security or Securities then Outstanding shall have the right to convert such Security or Securities into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security or Securities immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments equivalent as nearly as practicable to the adjustments provided for in this Section 16.01 assuming, in the case of any consolidation, merger, sale or conveyance, such holder of Common Stock of the Company (i) is not a person with or into which the Company consolidated or merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person"), or an affiliate of a constituent person and

      (ii) failed to exercise such holder's rights of election, if any, as to the kind or amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that if the kind or amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or conveyance by others than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section
      16.01 the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance with respect to each non-electing share shall be deemed to be the kind and amount so receivable per share with respect to a plurality of the non-electing shares). The provisions of this subparagraph (6) shall similarly apply to successive consolidations, mergers, sales or conveyances.

            (7) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 16.01 (other than this subparagraph (7)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 16.01 shall be made by the Company and shall be made to the nearest cent (or, in the case of Securities of a series denominated in a Foreign Currency or Foreign Currencies, such other nearest currency unit as may be specified with respect to the Securities of such series as contemplated by Section 3.01) or to the nearest one-hundredth of a share, as the case may be. Anything in this Section
      16.01 to the contrary notwithstanding, (i) the Company shall be permitted to make such adjustments in the conversion price, in addition to those required by this Section 16.01, as it in its discretion shall consider to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareowners shall not be taxable to the holders of the Common Stock and (ii) the Company may at any time decrease the conversion price by any amount.

            (8) Whenever the conversion price with respect to any convertible Securities is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment, a brief statement of the facts requiring such adjustment and, in the event the conversion price is adjusted other than pursuant to clause (ii) of the last sentence of subparagraph (7) above, the method of calculation thereof. In lieu of delivering such Officers' Certificate, the Company may deliver to the Trustee and any Conversion Agent, a certificate of any firm of independent public accountants selected by the Company (who may be the regular accountants employed by the Company) setting forth the conversion price and the method of calculation thereof. Any such Officers' Certificate or certificate of any firm of independent public accountants shall be evidence of the correctness of any adjustment of the conversion price made pursuant to this Subsection (e). Neither the Trustee nor any Conversion Agent shall bear any responsibility with respect to any such Officers' Certificate or certificate. Promptly after delivery of such Officers' Certificate or certificate, the Company shall, if any of such Securities are Bearer Securities, cause a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price to be published at least once in an Authorized Newspaper and, if any of such Securities are Registered Securities, to be mailed to each Holder at such Holder's address as it appears on the Security Register; provided, however, that if it shall be impractical to make publication of such notice as provided herein, then such publication or other notice in lieu thereof as shall be made to the Trustee shall constitute sufficient publication of such notice; and provided, further, that if within ten days after the publishing and mailing of such a notice an event occurs which would require the publishing and mailing of an additional notice, such additional notice shall be published and mailed as aforesaid promptly but in no event earlier than the tenth day after the publishing and mailing of the immediately prior notice.

            (9) In any case in which this Subsection (e) shall require that an adjustment be made retroactively immediately following a record date for an event, the Company may elect to defer until the occurrence of such event (x) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Subsection
      (c).

            (f) The issuance of certificates for shares of Common Stock on conversion of Securities pursuant hereto shall be made at the expense of the Company and without charge to the Holder converting a Security or Securities for any stamp or other similar tax or duty in respect of the issue thereof; provided, however, that if any such certificate is to be issued in a name other than that of the Holder of the Security or Securities to be converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax or duty which may be payable in respect of any transfer involved in such issuance or delivery or shall establish to the satisfaction of the Company that such tax or duty has been paid. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by such Holder have been paid.

            (g) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of Securities, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Securities; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock which are held in the treasury of the Company. For the purposes of this Subsection (g), the full number of shares of Common Stock issuable upon the conversion of all outstanding Securities shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Securities were held by a single holder. Unless otherwise provided with respect to the convertible Securities of any series as provided in Section 3.01, the Company covenants that if any shares of Common Stock required to be reserved for issuance upon conversions of such Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon such conversions, the Company will cause such shares to be duly registered or approved, as the case may be. Unless otherwise provided with respect to the convertible Securities of any series as provided in
Section 3.01, the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of such Securities hereunder prior to such delivery on the New York Stock Exchange and any other securities exchange on which the outstanding Common Stock is listed at the time of such delivery. Before taking any action which would cause an adjustment reducing the then conversion price of any convertible Securities below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted conversion price. The Company covenants that all authorized but unissued shares of Common Stock which may at any time be reserved pursuant to this Subsection (g) for issuance upon conversions of any convertible Securities will be free from preemptive rights and duly and validly authorized for issuance upon such conversions and that all shares of Common Stock which may at any time be issued upon conversions of such Securities in accordance with the terms hereof and thereof will upon such issuance, be free from preemptive rights, duly and validly authorized and issued, fully paid and nonassessable.

            (h) Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of convertible Securities to determine whether any facts exist which may require any adjustment of the conversion price thereof, or with respect to the nature or extent of any such adjustment when made or with respect to the method employed, or herein provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash) which may at any time be issued or delivered upon the conversion of any such Security or Securities; and neither the Trustee nor any Conversion Agent makes any representations with respect thereto. Subject to Section 6.01, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any convertible Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 16.01.

            (i)    In case:

            (1) the Company shall take any action which would require an adjustment in the conversion price with respect to any convertible Securities of a series pursuant to Subsection (e) above; or

            (2) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or any other rights or warrants and notice thereof shall be given to holders of Common Stock; or

            (3) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in, from or to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareowners of the Company is required, or any sale or transfer of all or substantially all of the assets of the Company; or

            (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and any Conversion Agent and, with respect to Registered Securities of such series, to be mailed to each Holder and, with respect to Bearer Securities of such series, published as provided in Subsection (e)(8), at least 10 days prior to the applicable date hereinafter specified, a notice setting forth (x) the date on which a record is to be taken for the purpose of any distribution or grant to holders of Common Stock, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or grant are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings described in paragraphs (1) through (4) of this Subsection (i).

            (j) Notwithstanding anything else in this Section 16.01, any funds which at any time shall have been deposited by the Company or on its behalf with any Paying Agent for the purpose of paying interest on or the redemption or repayment price of any convertible Securities and which shall not be required for such purposes because of the conversion of such Securities, upon delivery to such Paying Agent of evidence satisfactory to it of such conversion, after such conversion, shall be repaid to the Company by such Paying Agent.

            (k) All Securities surrendered for conversion shall, if applicable, be delivered to the Trustee for cancellation and shall be cancelled and disposed of by the Trustee as provided in Section 3.09, unless by Company Order the Company shall direct the cancelled Securities to be returned to it.

            This Indenture may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    ROCKWELL COLLINS, INC.

[CORPORATE SEAL]

                                    By:  /s/ Gary R. Chadick
                                         ---------------------------
                                         Name:  Gary R. Chadick
                                         Title: Senior Vice President,
                                                  General Counsel and
                                                  Secretary


Attest:

/s/ Lawrence A. Erickson
---------------------------
Title: Senior Vice President,
          Chief Financial Officer



                                    CITIBANK, N.A., as Trustee

[CORPORATE SEAL]

                                    By:  /s/ Nancy Forte
                                         -------------------------------
                                         Name:  Nancy Forte
                                         Title: Assistant Vice President



Attest:

/s/ P. DeFelice
---------------------------
Authorized Signatory

                                                                       EXHIBIT A
                                                          FORMS OF CERTIFICATION




                                   EXHIBIT A-1

                       FORM OF CERTIFICATE TO BE GIVEN BY
                   PERSON ENTITLED TO RECEIVE BEARER SECURITY
            OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                                   CERTIFICATE

                     [INSERT TITLE OR SUFFICIENT DESCRIPTION
                         OF SECURITIES TO BE DELIVERED]

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are
(a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Rockwell Collins, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes or resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any


                                      A-1-1
applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certificate excepts and does not relate to [U.S.$] _______ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

            We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:
        -------------------------

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                                    [Name of Person Making Certification]



                                    -----------------------------------------
                                    Name:
                                    Title:



(AUTHORIZED SIGNATORY)



--------------------------


                                     A-1-2

                                   EXHIBIT A-2

                  FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
                               AND CLEARSTREAM IN
                 CONNECTION WITH THE EXCHANGE OF A PORTION OF A
                 TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST
                       PAYABLE PRIOR TO THE EXCHANGE DATE

                                   CERTIFICATE

                     [INSERT TITLE OR SUFFICIENT DESCRIPTION
                         OF SECURITIES TO BE DELIVERED]

         This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$] _____ principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Rockwell Collins, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto


                                      A-2-1

Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:
        ----------------------------

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                                    [EUROCLEAR BANK, S.A./N.V., as
                                    Operator of the Euroclear System]
                                    [CLEARSTREAM BANKING, S.A.]



                                    By
                                        ----------------------------
                                        Name:
                                        Title:


                                      A-2-2